AGREEMENT AND PLAN OF MERGER

                                  By and Among

                           AMERICAN TOWER CORPORATION,

                             ATI MERGER CORPORATION

                                       and

                                  UNISITE, INC.

                                   Dated as of

                                  June 28, 1999

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         THE MERGER......................................................................................2
                  2.1      The Merger.............................................................................2
                  2.2      Closing................................................................................2
                  2.3      Effective Time.........................................................................2
                  2.4      Effect of the Merger...................................................................2
                  2.5      Certificate of Incorporation...........................................................2
                  2.6      Bylaws.................................................................................2
                  2.7      Directors and Officers.................................................................2

ARTICLE 3         CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES..................................................3
                  3.1      Conversion of Capital Stock............................................................3
                  3.2      Surrender of Certificates..............................................................4
                  3.3      Stock Transfer Books...................................................................5
                  3.4      Option Securities and Convertible Securities; No Payment Rights........................5
                  3.5      Determination of Merger Consideration.  ...............................................5
                  3.6      Appraisal Rights.......................................................................6

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF UNISITE ......................................................6
                  4.1      Organization and Business; Power and Authority; Effect of Transaction..................6
                  4.2      Financial and Other Information. ......................................................8
                  4.3      Material Statements and Omissions; Absence of Events...................................8
                  4.4      Title to Properties; Leases............................................................8
                  4.5      Private Authorizations................................................................10
                  4.6      Governmental Authorizations and Applicable Law; Legal Actions.........................10
                  4.7      Intangible Assets.....................................................................11
                  4.8      Related Transactions..................................................................11
                  4.9      Insurance.............................................................................12
                  4.10     Tax Matters...........................................................................12
                  4.11     Employee Retirement Income Security Act of 1974.......................................13
                  4.12     Year 2000 Compliant...................................................................15
                  4.13     Bank Accounts, Etc....................................................................15
                  4.14     Employment and Consulting Arrangements................................................15
                  4.15     Material Agreements...................................................................16
                  4.16     Ordinary Course of Business...........................................................16
                  4.17     Material and Adverse Restrictions.....................................................17
                  4.18     Broker or Finder......................................................................17
                  4.19     Environmental Matters.................................................................17
                  4.20     Capital Stock.........................................................................19

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF ATC AND ATI..................................................19
                  5.1      Organization and Business; Power and Authority; Effect of Transaction.................19
                  5.2      ATC SEC Reports.......................................................................20
                  5.3      Material Statements and Omissions; Absence of Events..................................20
                  5.4      Broker or Finder......................................................................21
                  5.5      Legal Actions.........................................................................21
                  5.6      Absence of Change of Control..........................................................21






                  5.7      Adequate Financial Resources..........................................................21

ARTICLE 6         COVENANTS......................................................................................21
                  6.1      Access to Information; Confidentiality.  .............................................21
                  6.2      Agreement to Cooperate; Certain Other Covenants.  ....................................22
                  6.3      Public Announcements..................................................................23
                  6.4      Notification of Certain Matters.......................................................23
                  6.5      Other Offers; No Solicitation.........................................................23
                  6.6      Conduct of Business by UniSite Pending the Merger.....................................25
                  6.7      Preliminary Title Reports.............................................................27
                  6.8      Environmental Site Assessments........................................................27
                  6.9      Interim Financing for UniSite; ATC Commitment.........................................28
                  6.10     Solicitation of Employees.............................................................28
                  6.11     Director and Officer Liability and Indemnification....................................29
                  6.12     UniSite Software Expertise............................................................29
                  6.13     Stockholder Approval.  ...............................................................31
                  6.14     UniSite Compensation Plan.............................................................31
                  6.15     Structural Reports....................................................................31

ARTICLE 7         CLOSING CONDITIONS.............................................................................31
                  7.1      Conditions to Obligations of Each Party...............................................31
                  7.2      Conditions to Obligations of ATC and ATI..............................................32
                  7.3      Conditions to Obligations of UniSite..................................................35

ARTICLE 8         TERMINATION, AMENDMENT AND WAIVER..............................................................36
                  8.1      Termination...........................................................................36
                  8.2      Effect of Termination.................................................................38

ARTICLE 9         SURVIVAL.......................................................................................39

ARTICLE 10        GENERAL PROVISIONS.............................................................................39
                  10.1     Waivers; Amendments...................................................................40
                  10.2     Fees, Expenses and Other Payments.....................................................40
                  10.3     Notices...............................................................................40
                  10.4     Specific Performance; Other Rights and Remedies.......................................41
                  10.5     Severability..........................................................................41
                  10.6     Counterparts..........................................................................42
                  10.7     Section Headings......................................................................42
                  10.8     Governing Law.........................................................................42
                  10.9     Further Acts..........................................................................42
                  10.10    Entire Agreement......................................................................42
                  10.11    Assignment............................................................................43
                  10.12    Parties in Interest...................................................................43
                  10.13    Mutual Drafting.......................................................................43
                  10.14    UniSite Stockholder Representatives...................................................43
                  10.15    UniSite Disclosure Schedule.  ........................................................43
                  10.16    ATC Completion of Due Diligence.  ....................................................44

APPENDIX A:                Definitions

EXHIBITS:

         EXHIBIT A:    Section 262 of the DCL (Section 3.6(a)).
         EXHIBIT B:    UniSite Note (Section 6.9).
         EXHIBIT C:    UniSite Security Agreement (Section 6.9).
         EXHIBIT D:    Opinion of UniSite Counsel (Section 7.2(b)).
         EXHIBIT E:    Non-Foreign Ownership Certificates (Section 7.2(i)).
         EXHIBIT F-1: ATC [Employment] [Consulting] Agreement (Section 7.2(m)). EXHIBIT F-2: ATC Noncompetition Agreement (Section 7.2(m)).
         EXHIBIT G:    Opinion of ATC and ATI Counsel (Section 7.3(b)).
         EXHIBIT H:    Omnipoint Amendment (Definition thereof in Appendix A).

                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger, dated as of June 28, 1999, by and among American Tower Corporation, a Delaware corporation ("ATC"), ATI Merger Corporation, a Delaware corporation ("ATI"), and UniSite, Inc., a Delaware corporation ("UniSite").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of ATC, ATI and UniSite have determined that the merger (the "Merger") of ATI into UniSite on the terms and conditions set forth in this Agreement and Plan of Merger (this "Agreement") is consistent with and in furtherance of the long-term business strategy of each, and is fair to, and in the best interests of, ATI and UniSite and the stockholders of each; and

         WHEREAS, this Agreement provides that ATI shall be merged with and into UniSite, and UniSite shall be the surviving corporation; and

         WHEREAS, the Boards of Directors of ATI and UniSite have approved and adopted this Agreement and have directed that this Agreement be submitted to the stockholders of ATI and UniSite, respectively, for their adoption and approval; and

         WHEREAS, the Board of Directors of American Towers, Inc., a Delaware corporation, has approved and adopted this Agreement and approved the Merger as the sole stockholder of ATI;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto hereby, intending to be legally bound, represent, warrant, covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the UniSite Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" or "this Article" are intended to refer to the entire section or article and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to ATC and ATI, on the one hand, and UniSite, on the other hand.

                                    ARTICLE 2

                                   THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DCL"), at the Effective Time, ATI shall be merged with and into UniSite. As a result of the Merger, the separate corporate existence of ATI shall cease and UniSite shall continue as the surviving corporation in the Merger (sometimes referred to, as such, as the "Surviving Corporation").

         2.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1 and subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") will take place, at 10:00 a.m., on the Closing Date, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, on the earlier to occur of (a) January 31, 2000 or (b) the fifth (5th) business day after UniSite shall have advised ATC in writing that it has 600 Completed Towers, unless another date, time or place is agreed to in writing by the parties. The date on which the Closing occurs is herein referred to as the "Closing Date."

         2.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable after the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger and any related filings required under the DCL with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as such documents are duly filed as aforesaid, or at such later time as is specified in such documents (the "Effective Time").

         2.4 Effect of the Merger. The Merger shall have the effects provided for under the DCL.

         2.5 Certificate of Incorporation. The Certificate of Incorporation of UniSite, as amended, shall be amended and restated to read in its entirety as the Certificate of Incorporation of ATI, as in effect at immediately prior to the Effective Time, and, as so amended and restated shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with Applicable Law.

         2.6 Bylaws. The bylaws of UniSite in effect at the Effective Time shall be amended and restated to read in their entirety as the bylaws of ATI, as in effect immediately prior to the Effective Time, and, as so amended and restated shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law and the Organic Documents of the Surviving Corporation.

         2.7 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified, or upon their earlier resignation or removal, in accordance with Applicable Law and the Organic Documents of the Surviving Corporation, (a) the directors of ATI immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of ATI immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of ATC, ATI or UniSite or their respective stockholders:

                  (a) Each share of Common Stock, par value $.01 per share, of ATI issued and outstanding immediately prior to the Effective Time shall remain outstanding as stock of the Surviving Corporation;

                  (b) Each share of Preferred Stock, par value $.01 per share, of UniSite ( the "UniSite Preferred Stock"), consisting of shares of
         (i) Class A Preferred Stock, par value $1.00 per share (the "UniSite Class A Preferred"), (ii) Class B Preferred Stock, par value $1.00 per share (the "UniSite Class B Preferred"), and (iii) Class C Preferred Stock, par value $1.00 per share (the "UniSite Class C Preferred"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares held in the treasury of UniSite or any of its Subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive before payment with respect to any UniSite Common Stock or UniSite Warrants, in cash, its share of the trust described below (the "Merger Trust"); and

                  (c) Each share (collectively, the "UniSite Shares") of common stock, par value $.01 per share, of UniSite (the "UniSite Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares held in the treasury of UniSite or any of its Subsidiaries) and each UniSite Warrant issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash its share of the Merger Trust.

The term "Merger Consideration" shall mean an amount equal to the sum of:

                  (i) $25.0 million;

                  (ii) the amount derived by multiplying the number of Completed Towers of UniSite as of the Effective Time by $300,000;

                  (iii) increased or decreased, as the case may be, by an amount equal to the positive or negative Working Capital of UniSite as of the Effective Time; and

                  (iv) decreased by an amount equal to the excess of (A) the principal amount of Indebtedness for Money Borrowed of UniSite and its Subsidiaries as of the Effective Time over (B) the principal amount of Indebtedness for Money Borrowed of UniSite and its Subsidiaries as of the Effective Time that was borrowed subsequent to the date of this Agreement and used to fund construction of towers (other than Completed Towers) subsequent to the date of this Agreement.

Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the Merger Consideration shall be adjusted pursuant to the provisions of paragraphs (f), (j) and (l) of Section 7.2

The term "Merger Trust" means a trust to be established before the Effective Time for the benefit of the holders of UniSite Preferred Stock, the UniSite Common Stock, and the UniSite Warrants. The trustees of the Merger Trust shall be the UniSite Stockholder Representatives or their successors. The parties agree to promptly amend this Agreement before the Effective Time to reflect the terms of the Merger Trust upon the written request of eiher party, based upon advice of counsel, that such an amendment is advisable to effect the purposes of this Agreement.

          At the Effective Time, all shares of UniSite Preferred Stock, UniSite Common Stock and the UniSite Warrants (collectively, the "UniSite Stock") shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and certificates and warrants previously evidencing any shares of UniSite Stock (each, a "Certificate") shall thereafter represent the right to receive, upon the surrender of such Certificate or Certificates in accordance with the provisions of Section 3.2, the applicable portion of the Merger Consideration to which the number of shares of UniSite Stock represented by such Certificate or Certificates is entitled. The holders of such Certificates previously evidencing shares of UniSite Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such UniSite Stock, except as otherwise provided herein or by Applicable Law.

         3.2      Surrender of Certificates.

         (a) Promptly after the Effective Time, ATC shall send or cause to be sent a notice and letter of transmittal form to each holder of a Certificate or Certificates (other than those representing shares held in the treasury of UniSite or any of its Subsidiaries and Dissenting Shares), advising such holder of the effectiveness of the Merger and the procedure for surrendering of such Certificate for exchange into the Merger Con sideration payable in respect of the UniSite Stock represented thereby. Each securityholder of UniSite, upon surrender of each of his Certificates, together with a duly executed copy of a letter of transmittal, shall be entitled to receive cash representing the applicable portion of the Merger Consideration with respect to the UniSite Stock represented by such Certificate or Certificates in accordance with the provisions of this Article, including without limitation Section 3.1.

         (b) If the Merger Consideration (or any portion thereof) is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Consideration that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to ATC (or its agent (which may be the trustees under the Merger Trust) appointed as the disbursing agent (the "Disbursing Agent")) any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of ATC that such taxes have been paid or are not required to be paid.

         (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, ATC shall, or shall cause the Surviving Corporation, as appropriate, to issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Article. When authorizing such issue of the Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond or other surety in such sum as it may reasonably direct as indemnity against any Claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (d) No interest or dividends shall be paid or accrue on any portion of the Merger Consideration.

         (e) At and after the Effective Time, the holder of a Certificate or of Dissenting Shares shall cease to have any rights as a UniSite securityholder, except for, in the case of the holder of a Certificate or the holder of Dissenting Shares to whom the proviso in Section 3.6(a) applies, the right to surrender Certificates in the manner prescribed by Section 3.2(b) in exchange for payment of the Merger Consideration, or, in the case of the holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to Section 262 of the DCL.

         (f) Anything in this Section 3.2 or elsewhere in this Agreement to the contrary notwithstanding, no UniSite securityholder shall be entitled to the Merger Consideration deliverable in respect of the UniSite Stock purported to be owned by him unless such UniSite securityholder shall have executed and delivered the certificate required to be delivered to ATC pursuant to the provisions of Section 7.2(i), which may be included in the letter of transmittal, it being understood that, the failure to deliver such certificate will result only in such UniSite securityholder being subject to applicable federal and state income tax withholding.

         (g) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, if, at the time that any Merger Consideration is to be delivered to any UniSite securityholder, such UniSite securityholder has any loans or advances outstanding from UniSite or any of its Subsidiaries, the Disbursing Agent shall, upon being advised in writing by UniSite as to the amount of such loans or advances, withhold from the Merger Consideration, and deliver to the Surviving Corporation in satisfaction thereof, an amount of cash equal to the then outstanding principal of and accrued interest (if any) on such loans and advances.

         3.3 Stock Transfer Books. At the Effective Time, the stock transfer books of UniSite shall be closed, and there shall be no further transfer of UniSite Stock thereafter on the records of UniSite. Any Certificates presented after the Effective Time for transfer shall be canceled and exchanged for the applicable portion of the Merger Consideration to which the UniSite Stock represented thereby shall be entitled pursuant to this Article.

         3.4 Option Securities and Convertible Securities; No Payment Rights. At the Effective Time, except in the case of a UniSite Warrant or a Convertible Security or an Option Security owned by a Subsidiary of UniSite, each outstanding Option Security and each Convertible Security of UniSite, if any, whether or not then exercisable for or convertible into shares of UniSite Common Stock or other UniSite securities, outstanding immediately prior to the Effective Time, shall be canceled and retired and shall cease to exist, and the holder thereof shall not be entitled to receive any consideration therefor.

         3.5 Determination of Merger Consideration. Not later than ten (10) days prior to the Closing Date, UniSite shall submit to ATC its preliminary determination of the amount of the Merger Consideration determined in accordance with the provisions of Section 3.1. Within seven (7) days thereafter, ATC shall submit to UniSite its reasonable, good faith objections, if any, to such preliminary determination, specifying in reasonable detail the nature of such objections. The parties shall use their best efforts to agree upon the amount of the Merger Consideration, but in the event they are unable to do so, then (a) the Merger shall be consummated (assuming that all other conditions thereto shall have been satisfied), (b) the consideration payable at the Effective Time (the "Preliminary Merger Consideration") shall be determined by ATC and paid in cash, subject to a post-Effective Time adjusting payment (if any) payable by ATC to the UniSite securityholders as provided in this Section. In the event the parties are unable to agree as aforesaid, the UniSite Stockholder Representatives and ATC shall, within ten (10) days following the Effective Time, jointly designate a nationally known independent public accounting firm to be retained to determine the amount of the Merger Consideration, which shall be no less than the Preliminary Merger Consideration. The fees and other expenses of retaining such independent public accounting firm shall be borne by ATC and the UniSite securityholders in inverse proportion to its allocation of the contested amount of the Merger Consideration to ATC and the UniSite securityholders, respectively. Such firm shall report its conclusions pursuant to this Section, and such report shall be conclusive on all parties to this Agreement and the UniSite securityholders and not subject to dispute or review. Upon determination by such independent accounting firm (or sooner agreement upon the Merger Consideration by ATC and the UniSite Stockholder Representatives), ATC shall pay to the UniSite securityholders, as their interests may appear, the cash, if any, to which they are entitled, together with interest of five percent (5%) per annum from the Closing Date to such payment.

         3.6 Appraisal Rights.

         (a) Notwithstanding any other provision of this Agreement to the contrary, shares of UniSite Common Stock that are outstanding immediately prior to the Effective Time and that are held by UniSite stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall be entitled to and shall have demanded properly in writing appraisal rights for such shares of UniSite Stock in accordance with Section 262 of the DCL (a true, correct and complete copy of which is attached hereto as Exhibit A and made a part hereof) and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration payable in respect of each share of UniSite Stock represented thereby. Such UniSite stockholders shall be entitled to receive payment of the appraised value of such shares of UniSite Stock held by them in accordance with the provisions of the DCL, except that all Dissenting Shares held by UniSite stockholders who shall have failed to perfect or who effectively shall have withdrawn, forfeited or lost their appraisal rights with respect to such shares of UniSite Common Stock under the DCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the appropriate Merger Consideration upon surrender, in the manner provided in Section 3.2, of the Certificate or Certificates that formerly evidenced such shares of UniSite Stock.

         (b) UniSite shall give ATC prompt notice of any demands for appraisal rights received by it, withdrawals of such demands, and any other instruments served pursuant to the DCL and received by UniSite and relating thereto. UniSite and ATC shall jointly direct all negotiations and proceedings with respect to demands for appraisal rights under the provisions of the DCL. UniSite shall not, except with the prior written consent of ATC, make any payment with respect to any demands for appraisal rights, or offer to settle, or settle, any such demands.


                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF UNISITE

         UniSite hereby represents and warrants to ATC and ATI as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) UniSite is a corporation duly organized, validly existing and in good standing under the DCL, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 4.1(a) of the UniSite Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, except for such qualifications the failure of which to obtain, individually or in the aggregate, have not had and will not have a material adverse effect on UniSite.

         (b) UniSite has all requisite power and authority (corporate and other) necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Transactions; and the execution, delivery and performance by UniSite of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of UniSite, subject to the requisite approval of the stockholders of UniSite. The affirmative vote of the holders of shares representing a majority of the outstanding voting power of each of (i) the UniSite Class A Preferred Stock and the Class B Preferred Stock, voting as a single class, (ii) the UniSite Class C Preferred Stock, and (iii) the UniSite Common Stock is the only vote necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by UniSite and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by UniSite will constitute, legal, valid and binding obligations of UniSite, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar Laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity.

         (c) Except as set forth in Section 4.1(c) of the UniSite Disclosure Schedule, neither the execution and delivery by UniSite of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by UniSite:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of UniSite or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of UniSite; or

                  (ii) will require UniSite to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except (A) filings under the Hart-Scott-Rodino Act, and (B) the filing of the Certificate of Merger with the Delaware Secretary of State.

         (d) Except as set forth in Section 4.1(d) of the UniSite Disclosure Schedule, UniSite does not have any Subsidiaries. Each such disclosed Subsidiary is (i) wholly-owned unless noted otherwise in Section 4.1(d) of the UniSite Disclosure Schedule, (ii) a corporation which is duly organized, validly existing and in good standing under the laws of the state of incorporation set forth opposite its name on Section 4.1(d) of the UniSite Disclosure Schedule, and (iii) duly qualified and in good standing as a foreign corporation in each other jurisdiction (as shown on Section 4.1(d) of the UniSite Disclosure Schedule) in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, with full power and authority (corporate and other) to carry on the business in which it is engaged, except for such qualifications the failure of which to obtain, individually or in the aggregate, would not have a material adverse effect on UniSite. UniSite owns, directly or indirectly, all of the outstanding capital stock and equity interests

(as shown in Section 4.1(d) of the UniSite Disclosure Schedule) of each Subsidiary, free and clear of all Liens (except as described in the notes to the UniSite Financial Statements), and all such stock or other equity interests has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth in Section 4.1(d) of the UniSite Disclosure Schedule, there are no outstanding Option Securities or Convertible Securities, or agreements or understandings of any nature whatsoever, relating to the authorized and unissued or outstanding capital stock or equity interests of any Subsidiary of UniSite. No Subsidiary of UniSite owns any UniSite Preferred Stock, UniSite Common Stock or Convertible Security or Option Security of UniSite. Except as the context otherwise requires, the representations and warranties of UniSite set forth in this Article shall apply to each of its Subsidiaries with the same force and effect as though each of them were named in each Section hereof.

         4.2 Financial and Other Information. UniSite has heretofore made available to ATC the financial statements listed in Section 4.2 of the UniSite Disclosure Schedule (the "UniSite Financial Statements"). The UniSite Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the financial condition and the results of operations and cash flow of UniSite, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments. UniSite has no material obligations, liabilities or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation Tax liabilities due or to become due that should be reflected or reserved against in financial statements prepared in conformity with GAAP, except liabilities that are reflected and reserved against on the UniSite Financial Statements. Neither UniSite nor any of the UniSite Assets is the subject of any pending or, to UniSite's knowledge, threatened insolvency proceedings of any kind or character. UniSite has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. UniSite is not insolvent and will not become insolvent as a result of entering into this Agreement.

         4.3 Material Statements and Omissions; Absence of Events. Neither any representation or warranty made by UniSite contained in this Agreement or in any certificate, document or other instrument furnished or to be furnished by UniSite pursuant to the provisions hereof nor the UniSite Disclosure Schedule contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent financial statements constituting a part of the UniSite Financial Statements there has been no change with respect to, and there is no Event known to, UniSite that has had or will have a material adverse effect on UniSite, except (a) to the extent specifically described in
Section 4.3 of the UniSite Disclosure Schedule, (b) for matters affecting the tower communication sites industry generally, and (c) for any Event arising out of the execution or public announcement of this Agreement. UniSite is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         4.4 Title to Properties; Leases.

         (a) Section 4.4(a) of the UniSite Disclosure Schedule contains a true, accurate and complete description of all real property owned by UniSite. Except as set forth in Section 4.4(a) of the UniSite Disclosure Schedule, UniSite has good indefeasible, marketable and insurable title to all real property (other than easement and leasehold real property) and good indefeasible and marketable title to all of its other property and assets, tangible and intangible (collectively, the "UniSite Assets"); all of the UniSite Assets are
so owned, in each case, free and clear of all Liens, except (i) Permitted Liens, and (ii) Liens set forth on Section 4.4(a) of the UniSite Disclosure Schedule. UniSite enjoys peaceful and undisturbed possession of all real property owned by it. Except for financing statements evidencing Liens referred to in the immediately preceding sentence (a true, accurate and complete list and description of which is set forth in Section 4.4(a) of the UniSite Disclosure Schedule), no financing statements under the Uniform Commercial Code and no other filing which names UniSite as debtor or which covers or purports to cover any of the UniSite Assets is on file in any state or other jurisdiction, and UniSite has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. None of the fixed assets or equipment comprising a part of the UniSite Assets is subject to contracts of sale, and none is held by UniSite as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 4.4(a) of the UniSite Disclosure Schedule. Except as disclosed in Section 4.4(a) of the UniSite Disclosure Schedule, all improvements on the real property owned or leased by UniSite are in compliance with applicable zoning, wetlands and land use Laws and applicable title covenants, conditions, restrictions and reservations in all respects necessary to conduct the business of UniSite (the "UniSite Business") as presently conducted or proposed to be conducted on or prior to the Closing Date, except for any instances of non-compliance which do not and will not materially adversely affect the use of such real property or, individually or in the aggregate, have a material adverse effect on the owner or lessee, as the case may be, of such real property. Except as disclosed in Section 4.4(a) of the UniSite Disclosure Statement, all such improvements are structurally sound with no material defects and comply in all material aspects with all Applicable Laws, Governmental Authorizations and Private Authorizations. Except as disclosed in
Section 4.4(a) of the UniSite Disclosure Statement, to UniSite's knowledge, all of the transmitting towers, microwave stations, ground radials, guy anchors, transmitting buildings and related improvements, if any, located on the real property owned or leased by UniSite are located entirely on such real property. Except as set forth in Section 4.4(a) of the UniSite Disclosure Schedule, such transmitting towers, microwave stations, ground radials, guy anchors, transmitting buildings and related improvements and other material items of personal property, including equipment, are in a state of good repair and maintenance and sound operating condition, normal wear and tear excepted, have been maintained in a manner consistent in all material respects with generally accepted standards of sound engineering practice, and currently permit the UniSite Business to be operated in all material respects in accordance with the terms and conditions of all Applicable Laws, Governmental Authorizations and Private Authorizations.

         There is no pending or, to UniSite's knowledge, threatened or contemplated action (i) to take by eminent domain or otherwise to condemn any material part of any real property owned or leased by UniSite, or (ii) with respect to any special Taxes or assessments or planned public improvements that may result in a special Tax or assessment against any real property owned or leased by UniSite, and no such special Taxes or assessments have been made against any real property owned or leased by UniSite. All utilities necessary to the operation of the UniSite Assets and the conduct of the UniSite Business are installed and operating as part of the UniSite Assets. To UniSite's knowledge, none of the real property constituting a part of the UniSite Assets is listed, or eligible to be listed, in any national, state or local register of historic places or areas.

         (b) Section 4.4(b) of the UniSite Disclosure Schedule contains a true, accurate and complete description or list of all Leases under which any real property is leased to UniSite by any Person or by UniSite to any Person. Except as otherwise set forth in Section 4.4(b) of the UniSite Disclosure Schedule, each Lease under which UniSite holds real or personal property constituting a part of the UniSite Assets is in full force and effect, has been duly authorized, executed and delivered by UniSite and, to its knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of UniSite, and, to its knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar Laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. UniSite has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property, subject to the terms of each Lease and Applicable Law. True, accurate and complete copies of each of such Leases have been made available by UniSite to ATC and UniSite has provided ATC with photocopies of all such Leases requested by ATC (or true, accurate and complete descriptions thereof have been set forth in Section 4.4(b) of the UniSite Disclosure Schedule, with respect to those that are oral). Neither UniSite nor, to UniSite's knowledge, any other party thereto has failed to duly comply with all of the material terms and conditions of each such Lease or has done or performed, or failed to do or perform (and no Claim is pending or, to the knowledge of UniSite, threatened to the effect that UniSite has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of such Leases or in any material respect impair the rights or benefits of, or materially increase the costs to, UniSite under any of such Leases.

         4.5 Private Authorizations. Section 4.5 of the UniSite Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the UniSite Assets or the UniSite Business. UniSite has obtained all Private Authorizations that are necessary for the ownership or operation of the UniSite Assets or the conduct of the UniSite Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, which, if not obtained and maintained, could, individually or in the aggregate, have a material adverse effect on UniSite. All of such Private Authorizations are valid and in good standing and are in full force and effect. UniSite is not in material breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and, to UniSite's knowledge, no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a material breach, violation or default, under any such Private Authorization. No such Private Authorization is the subject of any pending or, to UniSite's knowledge, threatened attack, revocation or termination.

         4.6 Governmental Authorizations and Applicable Law; Legal Actions.

         (a) Section 4.6(a) of the UniSite Disclosure Schedule contains a true, complete and accurate description (including the term thereof) of each Governmental Authorization required under Applicable Law (i) to own and operate the UniSite Assets and conduct the UniSite Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, or (ii) that is necessary to permit UniSite to execute and deliver this Agreement and to perform its obligations hereunder. Except as set forth in Section 4.6(a) of the UniSite Disclosure Schedule, UniSite has obtained all Governmental Authorizations that are necessary for the ownership or operation of the UniSite Assets or the conduct of the UniSite Business as now conducted and which, if not obtained and maintained, could, individually or in the aggregate, have a material adverse effect on UniSite. None of such Governmental Authorizations is subject to any restriction or condition that could limit in any material respect the ownership or operations of the UniSite Assets or the conduct of the UniSite Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 4.6(a) of the UniSite Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of UniSite or its officers, directors, employees or agents, and the ownership and operation of the UniSite Assets and the conduct of the UniSite Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by UniSite with all Authorities with respect to the UniSite Business have been filed and are true, complete and accurate in all material respects. No such Governmental Authorization is the subject of any pending or, to UniSite's knowledge, threatened challenge, complaint or proceeding, and no petitions to deny, objections or other challenges have been filed with any Authority against any pending application of UniSite that would have a material adverse effect on UniSite. UniSite has no reason to believe that any such Governmental Authorization will not be renewed in the name of UniSite by the granting Authority in the ordinary course.

         (b) Except as otherwise specifically set forth in Section 4.6(b) of the UniSite Disclosure Schedule, since January 1, 1996, UniSite has conducted and is conducting its business and owned and has operated and is owning and operating its property and assets in accordance with all Applicable Laws (excluding Environmental Laws) and Governmental Authorizations, including without limitation all tariff and reporting requirements, telecommunications relay service funding obligations, universal service funding and reporting requirements, and FAA antenna tower requirements, except for such breaches, violations and defaults as, individually or in the aggregate, have not had and will not have a material adverse effect on UniSite. Except as otherwise specifically described in Section 4.6(b) of the UniSite Disclosure Schedule, UniSite is not in and is not charged by any Authority with, and, to UniSite's knowledge, is not threatened or under investigation by any Authority with respect to, any breach or violation of, or default in the performance, observance or fulfillment of, any Applicable Law relating to the ownership and operation of the UniSite Assets or the conduct of the UniSite Business which, individually or in the aggregate, has had or will have a material adverse effect on UniSite. Except as otherwise specifically described in Section 4.6(b) of the UniSite Disclosure Schedule, no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as, individually or in the aggregate, have not had and will not have a material adverse effect on UniSite. With respect to matters, if any, of a nature referred to in Section 4.6(b) of the UniSite Disclosure Schedule, except as otherwise specifically described in Section 4.6(b) of the UniSite Disclosure
Schedule, all such information and matters set forth in the UniSite Disclosure Schedule, if adversely determined against UniSite, individually or in the aggregate, will not have a material adverse effect on UniSite.

         (c) Except as set forth in Section 4.6(c) of the UniSite Disclosure Schedule, there are no Legal Actions of any kind pending or, to the knowledge of UniSite, threatened at Law, in equity or before any Authority against UniSite or any of its officers or directors relating to the ownership or operation of the UniSite Assets or the conduct of the UniSite Business. All such disclosed Legal Actions, if determined adversely to UniSite, individually or in the aggregate, will not have a material adverse effect on UniSite.

         4.7 Intangible Assets. Section 4.7 of the UniSite Disclosure Schedule sets forth a true, accurate and complete description of all material Intangible Assets (other than Governmental Authorizations and Private Authorizations) relating to the ownership and operation of the UniSite Assets or the conduct of the UniSite Business held or used by UniSite, including without limitation the nature of UniSite's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Except as set forth in
Section 4.7 of the UniSite Disclosure Schedule, no Intangible Assets (except Governmental Authorizations, Private Authorizations, and the Intangible Assets so set forth) are required for the ownership or operation of the UniSite Assets or the conduct of the UniSite Business as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. UniSite does not, to its knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and UniSite has not received any notice of any claim or infringement relating to any such Intangible Asset.

         4.8 Related Transactions. UniSite is not a party or subject to any Contractual Obligation relating to the ownership or operation of the UniSite Assets or the conduct of the UniSite Business between UniSite and any of its officers or directors or, to the knowledge of UniSite, any member of the Immediate Family of any thereof, or any Affiliate of any of the foregoing, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (a) Employment Arrangements listed or described in Section 4.14 of the UniSite Disclosure Schedule, (b) Contractual Obligations between UniSite and any of the foregoing, that will be terminated, at no cost or expense to UniSite, prior to the Closing, or (c) as specifically set forth in Section 4.8 of the UniSite Disclosure Schedule.

         4.9 Insurance. UniSite maintains policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 4.9 of the UniSite Disclosure Schedule.

         4.10 Tax Matters. Except as set forth in Section 4.10 of the UniSite Disclosure Schedule:

                  (a) UniSite has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of the UniSite Financial Statements;

                  (b) The Tax Returns of UniSite have been prepared in all material respects in accordance with all Applicable Laws;

                  (c) All Taxes which UniSite is required by Law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable, and UniSite is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information, reporting and Tax withholding requirements;

                  (d) UniSite has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of UniSite for the fiscal periods prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of the UniSite Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are no past transactions or matters which could result in additional Taxes of a material nature to UniSite for which an adequate reserve has not been provided on such balance sheet;

                  (e) UniSite has at all times been taxable as a subchapter C corporation under the Code, and has never been a member of any consolidated group for Tax purposes;

                  (f) Immediately preceding the Merger, UniSite will not have any material amount of deferred income or gain under Regulation Section 1.1502-13 or any material excess loss account under Regulation Section 1.1502-19;

                  (g) UniSite is not a party to any Tax sharing agreement or arrangement;

                  (h) UniSite (i) has not made or entered into, and holds no assets subject to, a consent filed pursuant to Section 341(f) of the Code or a "safe harbor lease" subject to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982, (ii) is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code or the regulations thereunder,
         (iii) is not a party to, and is not obligated under, any agreement or other arrangement providing for the payment of any amount that would be an "excess parachute payment"under Section 280G of the Code;

                  (i) Section 4.10 of the UniSite Disclosure Schedule describes all material federal income Tax elections, consents and agreements affecting UniSite and lists all types of Taxes paid and Tax returns filed by UniSite.

                  (j) All record and beneficial holders of UniSite Preferred Stock and UniSite Common Stock are "United States persons" within the meaning of Section 7701(a)(30) of the Code.

         4.11 Employee Retirement Income Security Act of 1974. Except as set forth in Section 4.11 of the UniSite Disclosure Schedule

         (a) UniSite (which for purposes of this Section shall include any ERISA Affiliate) has not within the preceding six years sponsored, maintained or contributed to, and does not currently sponsor, maintain or contribute to, any Plan or Benefit Arrangement, except as set forth in Section 4.11(a) of the UniSite Disclosure Schedule. UniSite has delivered or made available to ATC true, complete and correct copies of (i) each Plan and Benefit Arrangement (or, in the case of any unwritten Plans or Benefit Arrangements, reasonable descriptions thereof), (ii) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Plan or Benefit Arrangement (if any such report was required by Applicable Law), (iii) the two most recent financial statements and actuarial reports with respect to any Plan for which such statements or reports exist, (iv) the most recent summary plan description (or similar document) for each Plan for which such a summary plan description is required by Applicable Law or was otherwise provided to plan participants or beneficiaries, (v) the most recent Internal Revenue Service determination letter, if any, and (vi) each trust agreement and insurance policy (including any fiduciary liability policy or bond) or annuity contract or other funding or financing arrangement relating to any Plan. To the knowledge of UniSite, each such Form 5500 and summary plan description (or similar document) does not, as of the date hereof, contain any material misstatements. UniSite does not maintain and does not have any obligation or liability with respect to any Plan or other arrangement that provides for post-retirement medical, dental, health, hospitalization, disability, life insurance or other benefits, except as the provisions of COBRA may apply to any former employees of UniSite. Except as set forth in Section 4.11(a) of the UniSite Disclosure Schedule, as to all Plans and Benefit Arrangements listed in Section 4.11(a) of the UniSite Disclosure
Schedule:

                  (i) all such Plans and Benefit Arrangements comply and have been administered in form and in operation, in all material respects, in accordance with their respective terms and with all Applicable Laws and UniSite has not received any notice from any Authority disputing or investigating such compliance;

                  (ii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iii) there are no Claims (other than routine Claims for benefits or actions seeking quali fied domestic relations orders) pending or, to UniSite's knowledge, threatened involving such Plans or the assets of such Plans, and, to UniSite's knowledge, no facts exist which are reasonably likely to give rise to any such Claims (other than routine Claims for benefits or actions seeking qualified domestic relations orders);

                  (iv) all material contributions to, and material payments from, the Plans and Benefit Arrangements that may have been required to be made in accordance with the terms of the Plans and Benefit Arrangements, and any applicable collective bargaining agreement, have been made. All such contributions to, and payments from, the Plans and Benefit Arrangements, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected on the financial books and records of UniSite;

                  (v) to UniSite's knowledge, no Event has occurred which would result in imposition on UniSite (or on any Person who UniSite has agreed to indemnify) of (A) any breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                  (vi) Each Pension Plan which is intended to be qualified under
         Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and UniSite is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to any Plan. Each asset held under any Plan may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Pension Plan;

                  (vii) UniSite has not maintained and does not maintain any Pension Plan subject to Title IV of ERISA or any defined benefit Plan;

                  (viii) No Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. UniSite has not provided, and is not required to provide, security to any Pension Plan or to any single-employer plan;

                  (ix) Each Plan may be amended, terminated, or otherwise modified by UniSite to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Plan, and no employee communications or provision of any Plan document has failed to effectively reserve the right of UniSite to so amend, terminate or otherwise modify such Plan;

                  (x) UniSite has not incurred any material liability to a Plan (other than for contributions not yet due) which liability has not been fully paid or accrued for payment as of the date hereof`and set forth in the UniSite Financial Statements;

                  (xi) except as otherwise set forth in Section 4.11(a) of the UniSite Disclosure Schedule, no current or former employee of UniSite will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan or Benefit Arrangement as a result of the transactions contemplated by this Agreement, and no such benefit or acceleration will constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code); and

                  (xii) no compensation payable by UniSite to any of its employees under any existing Plan or Benefit Arrangement (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

         (b) The execution, delivery and performance by UniSite of this Agreement and the Collateral Documents executed or required to be executed by UniSite pursuant hereto and thereto will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code with respect to any Plan.

         4.12 Year 2000 Compliant. UniSite has reviewed the areas within its business and operations which UniSite believes could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by UniSite may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related inquiry of material suppliers, vendors and customers. Based on such review, UniSite believes that the "Year 2000 Problem" will not have a material adverse effect on UniSite. Except as set forth in Section 4.12 of the UniSite Disclosure Schedule, each hardware, software and firmware product (collectively "Software") used by UniSite in its business is Year 2000 compliant, except for such noncompliances that, individually or in the aggregate, have not had and will not have a material adverse effect on UniSite. The current status, projected cost and prognosis of any Year 2000 remedial efforts with respect to non-compliant Software and with respect to any identified Year 2000 issues with any material supplier, vendor or customer are listed in Section 4.12 of the UniSite Disclosure Schedule.

         4.13 Bank Accounts, Etc. Section 4.13 of the UniSite Disclosure Schedule contains a true, accurate and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which UniSite has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding valid and subsisting powers of attorney from UniSite and a summary statement as to the terms thereof. UniSite will not make or permit to be made any change affecting any account or safe deposit box with any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case first notifying ATC in writing.

         4.14 Employment and Consulting Arrangements. Section 4.14 of the UniSite Disclosure Schedule contains a true, accurate and complete list of all UniSite employees and consultants (the "UniSite Employees"), together with each such Person's title or the capacity in which he or she is employed or retained and each such Person's compensation. UniSite has no obligation or liability, contingent or other, under any Employment Arrangement with any UniSite Employee, other than (i) those listed or described in Section 4.14 of the UniSite Disclosure Schedule, (ii) those incurred in the ordinary and usual course of business, or (iii) such obligations or liabilities as, individually or in the aggregate, have not had and will not have a material adverse effect on UniSite. Except as described in Section 4.14 of the UniSite Disclosure Schedule, (a) none of the UniSite Employees is now, or since UniSite's organization has been,
represented  by  any  labor  union  or  other  employee  collective   bargaining
organization, and UniSite is not, and never has been, a party to any labor or other collective bargaining agreement with respect to any of the UniSite Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) neither UniSite nor any of such employees is now, or has since its organization been, subject to or involved in or, to UniSite's knowledge, threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to the UniSite Employees, and (d) none of the UniSite Employees has notified UniSite that he or she does not intend to continue employment with UniSite until or following the Closing. UniSite has performed in all material respects all obligations required to be performed under all Employment Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         4.15 Material Agreements. Listed on Section 4.15 of the UniSite Disclosure Schedule are all Material Agreements (other than Leases) relating to the ownership or operation of the UniSite Assets or the conduct of the UniSite Business or to which UniSite is a party or to which it is bound or which any of the UniSite Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by UniSite to ATC, and UniSite has provided ATC with photocopies of all such Material Agreements requested by ATC (or true, accurate and complete descriptions thereof have been set forth in Section 4.15 of the UniSite Disclosure Schedule with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of UniSite and, to its knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar Laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Neither UniSite nor, to its knowledge, any other party thereto, has failed to duly comply with all of the material terms and conditions of each such Material Agreement or has done or performed, or failed to do or perform (and no Claim is pending or, to the knowledge of UniSite, threatened in writing to the effect that UniSite has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of such Material Agreements or impair in any material respect the rights or benefits of, or materially increase the costs to, UniSite under any of such Material Agreements.

         4.16 Ordinary Course of Business. UniSite, from the date of the most recent UniSite Financial Statements to the date hereof, except (i) as may be described on Section 4.16 of the UniSite Disclosure Schedule, (ii) as may be required by the terms of or described in this Agreement, or (iii) as may be described in the UniSite Financial Statements:

                  (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice:

                           (i) has not  incurred  any  obligation  or  liability
                  (fixed, contingent or other) individually having a value in excess of $200,000;

                           (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $50,000;

                           (iii) has not entered into any individual  commitment
                  having a value in excess of $50,000; and

                           (iv) has not  canceled  any debts or claims  having a
                  value in excess of $50,000;

                  (c) has not created or permitted to be created any Lien on any of the UniSite Assets, except for Permitted Liens;

                  (d) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

                  (e) has not increased the compensation payable or to become payable to any of the UniSite Employees other than normal nonmaterial increases in the ordinary course of business to other than officers of UniSite, or otherwise materially altered, modified or changed the terms of their employment;

                  (f) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (g) has not waived any rights of material value without fair and adequate consideration;

                  (h) except in the ordinary course of business not involving a labor dispute, has not experienced any work stoppage;

                  (i) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement, Plan, Benefit Arrangement or Employment Arrangement, or any transaction, agreement or arrangement with any officer, director or Affiliate of UniSite;

                  (j) has not issued or sold, or agreed to issue or sell, any shares of UniSite Common Stock, other shares of capital stock, Convertible Securities or Option Securities;

                  (k) has not made, paid or declared any Distribution; and

                  (l) has not entered into any transactions or series of related transactions which individually or in the aggregate is material to the UniSite Assets or the UniSite Business.

         4.17 Material and Adverse Restrictions. UniSite is not a party to or subject to, nor is any of the UniSite Assets subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Plan, Benefit Arrangement, Lease, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, which, individually or in the aggregate, has had or will have a material adverse effect on UniSite, except as set forth in Section 4.17 of the UniSite Disclosure Schedule and except for matters affecting the tower communication sites industry generally.

         4.18 Broker or Finder. No agent, broker, investment banker, financial advisor other firm or Person engaged by or on behalf of UniSite or any of its Affiliates or any of the UniSite stockholders is or will be entitled to any fee or commission in connection with the transactions contemplated by this Agreement, except Credit Suisse First Boston Corporation ("CSFB") and Fleet National Bank ("Fleet").

         4.19 Environmental Matters. Except as set forth in Section 4.19 of the UniSite Disclosure Schedule, UniSite:

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to UniSite's knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state Law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree issued pursuant to any Environmental Law;

                  (d) has, to its knowledge, obtained all Environmental Permits required under Environmental Laws, and has filed all applications, notices and other documents required to be filed to effect the timely renewal or issuance of all Environmental Permits for the continued ownership or operation of the UniSite Assets or conduct of the UniSite Business in the manner currently owned, operated and conducted or proposed to be owned, operated and conducted prior to the Closing Date;

                  (e) is in compliance in all material respects with all Environmental Laws, and is not the subject of or, to UniSite's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law;

                  (f) has not conducted or received any site assessment, audit or other investigation as to material environmental matters at any property currently owned, leased, operated or occupied by UniSite;

                  (g) has not manufactured, processed, distributed, used, treated, stored, installed, disposed of, transported or handled any Hazardous Material, and, to UniSite's knowledge, none of the real property constituting a part of the UniSite Assets has been so used, in a manner that, individually or in the aggregate, has had or could have a material adverse effect on UniSite;

                  (h) is not aware of any ambient air, surface water, groundwater or land contamination or contamination within building structures within, under, originating from or relating to any real property constituting a part of the UniSite Assets such that the contamination impacts any other locations;

                  (i) has not installed or used any above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation on any property currently owned, leased or operated by UniSite and, to its knowledge, there are no above ground or underground storage tanks, friable asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation on any property currently owned, leased or operated by UniSite; and

                  (j) has no knowledge of any past or present  Event  related to
         UniSite's properties, operations or business, which Event, individually or in the aggregate, could reasonably be expected to interfere with or prevent continued compliance in all material respects with all
         Environmental Laws applicable to the ownership or operation of the UniSite Assets or to the conduct of the UniSite

         Business substantially in the manner now conducted or proposed to be conducted on or prior to the Closing Date, or which, individually or in the aggregate, may form the basis of any material Claim for or arising out of the release or threatened release into the environment of any Hazardous Material.

Section 4.19 of the UniSite Disclosure Schedule sets forth a true, correct and complete list of all existing Phase I environmental site assessment reports (an "Environmental Report") on each parcel of real property owned or leased by UniSite for which an Environmental Report has previously been prepared for UniSite (true, correct and complete copies of which have heretofore been delivered by UniSite to ATC).

         4.20 Capital Stock. The authorized and outstanding capital stock of UniSite is as set forth in Section 4.20 of the UniSite Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights and is owned of record and, to UniSite's knowledge, beneficially as shown in Section 4.20 of the UniSite Disclosure Schedule. Except as set forth in
Section 4.20 of the UniSite Disclosure Schedule, UniSite has not granted or issued, nor has UniSite agreed to grant or issue, any shares of its capital stock or any Option Security or Convertible Security, and UniSite is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF ATC AND ATI

         Each of ATC and ATI, jointly and severally, hereby represents and warrants to UniSite and the UniSite stockholders as follows:

         5.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each of ATC and ATI is a corporation duly organized, validly existing and in good standing under the DCL, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the character of the property owned or leased by it or the nature of its business or operations requires such qualification, except for such qualifications the failure of which to obtain, individually or in the aggregate, have not had and will not have a material adverse effect on ATC.

         (b) Each of ATC and ATI has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Transactions; and the execution, delivery and performance by ATC and ATI of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATC and ATI. This Agreement has been duly executed and delivered by ATC and ATI and constitutes, and each Collateral Document executed or required to be executed by each of them pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATC and ATI will constitute, legal, valid and binding obligations of each of ATC and ATI, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar Laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except to the extent necessary under their credit facilities, neither the execution and delivery by ATC and ATI of this Agreement or any Collateral Document executed or required to be executed by each of them pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATC and ATI:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATC or ATI or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATC or ATI; or

                  (ii)  will   require   ATC  or  ATI  to  make  or  obtain  any
         Governmental    Authorization,    Governmental    Filing   or   Private
         Authorization, except (A) filings contemplated by the Registration Rights Agreement, (B) filings under the Hart-Scott-Rodino Act, (C) for Federal Aviation Administration and the Federal Communications Commission approvals, (D) the filing with the SEC of such reports under
         Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (E) the filing of the Certificate of Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which ATI is qualified to do business, and (F) such other Governmental Authorizations, Governmental Filings, and Private Authorizations the failure of which to be made or obtained would not, individually or in the aggregate, have a material adverse effect on ATC.

         5.2 ATC SEC Reports. ATC has heretofore made available to UniSite, including for furnishing to the UniSite stockholders, (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (b) its prospectus, dated February 3, 1999, (c) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, and (d) all Current Reports on Form 8-K filed since February 3, 1999 (collectively, the "ATC SEC Documents"). As of the respective dates thereof, the ATC SEC Documents were prepared in all material respects in accordance with the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. ATC has timely filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The consolidated financial statements of ATC included in the ATC SEC Documents (the "ATC Financial Statements"), including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the consolidated financial condition and the consolidated results of operations and cash flow of ATC, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         5.3 Material Statements and Omissions; Absence of Events. Neither any representation or warranty made by ATC or ATI contained in this Agreement or in any certificate, document or other instrument furnished or to be furnished by ATC or ATI pursuant to the provisions hereof nor the ATC SEC Documents contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent financial statements constituting a part of the ATC Financial Statements there has been no change with respect to, and there is no Event known to, ATC that has had or will have a material adverse effect on ATC, except (a) to the extent set forth in any of the ATC SEC Documents, (b) for matters affecting the industry generally, and (c) for any Event arising out of the execution or public announcement of this Agreement. ATC is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         5.4 Broker or Finder. No agent, broker, investment banker, financial advisor, other firm or Person engaged by or on behalf of ATC or any of its Affiliates is or will be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         5.5 Legal Actions. There are no Legal Actions of any kind pending or, to the knowledge of ATC, threatened at Law, in equity or before any Authority against ATC or any of its Subsidiaries or any of its or any of their officers or directors relating to the ownership or operation of their assets and properties or the conduct of their businesses that, if determined adversely to ATC, individually or in the aggregate, would have a material adverse effect on ATC and its Subsidiaries taken as a whole.

         5.6  Absence  of  Change  of  Control.   ATC  is  not  engaged  in  any
negotiations or discussions that, individually or in the aggregate, could result in a Change of Control of ATC.

         5.7 Adequate Financial Resources. ATC has available to it adequate financial resources to consummate the Merger, including without limitation the ability to make payment of the Cash Consideration.


                                    ARTICLE 6

                                    COVENANTS

         6.1      Access to Information; Confidentiality.

         (a) Each party shall afford to the other party and its accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries') properties, books, contracts, insurance policies, studies and reports, environmental studies and reports, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon written request (i) a copy of each report, schedule and other document filed or received by any party pursuant to the requirements of any Applicable Law or filed by it with any Authority in connection with the Merger or any other report, schedule or documents which may have a material effect on the businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations of their respective businesses, (ii) to the extent not provided for pursuant to the immediately preceding clause, in the case of UniSite, all financial records, ledgers, work papers and other sources of financial information possessed or controlled by it or any of its Subsidiaries or its or any of their accountants deemed by ATC or its Representatives necessary or useful for the purpose of performing an audit of the business and assets of UniSite, and (iii) such other information concerning any of the foregoing as ATC or UniSite shall reasonably request. All Confidential Information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of the party disclosing such Confidential Information, be disclosed by the other party in any manner whatsoever, in whole or in part, and, except as required by Applicable Law (including without limitation in connection with any registration, proxy or information statement or similar document filed pursuant to any federal or state securities Law) shall not be used for any purposes, other than in connection with the Merger. Except as otherwise herein provided, each party agrees to reveal such Confidential Information only to those of its Representatives or other Persons whom it believes need to know such Confidential Information for the purpose of evaluating and consummating the Merger. For purposes of this Agreement, "Confidential Information" shall mean any and all information related to the business or businesses of ATC, ATI and their respective Affiliates or UniSite and its Affiliates, including any of their respective successors and assigns, other than information that (i) has been or is obtained from a source independent of the disclosing party that, to the receiving party's knowledge, is not subject to any confidentiality restriction, (ii) is or becomes generally available to the public other than as a result of unauthorized disclosure by the receiving party, or (iii) is independently developed by the receiving party without reliance in any way on information provided by the disclosing party or by a third party independent of the disclosing party that, to the receiving party's knowledge, is not subject to any confidentiality restriction.

         (b) Notwithstanding the provisions of Section 6.1(a), (i) each party may disclose such information as it may reasonably determine to be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed, including without limitation in any registration, proxy or information statement or other document required to be filed under any federal or state securities Law, and (ii) ATC may, with the prior written consent of UniSite, which consent shall not be unreasonably withheld, delayed or conditioned, disclose the subject matter of this Agreement to Persons with whom UniSite or any of its Subsidiaries has a business or contractual relationship in connection with ATC's due diligence investigation of UniSite and its Subsidiaries. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver all written Confidential Information provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, either party may disclose information received or retained by it in accordance with the provisions of this Agreement if it can demonstrate (i) such information is generally available to or known by the public from a source other than the party seeking to disclose such information or (ii) was obtained by the party seeking to disclose such information from a source other than the other party, provided that such source was not, to the knowledge of the disclosing party, bound by a duty of confidentiality to the other party or another party with respect to such information.

         (d) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties hereto.

         6.2 Agreement to Cooperate; Certain Other Covenants.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and the other Transactions, and (y) to refrain from taking, or cause to refrain from taking, any action and to refrain from doing or causing to be done, anything which could impede or impair the consummation of the Merger or the consummation of the other Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger by all such applicable Authorities, (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation (A) filings within fifteen
(15) business days of the date of this Agreement under the Hart-Scott-Rodino Act, and (B) all filings necessary for ATI to own and operate the UniSite Assets and the UniSite Business, (iv) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in
Article 7, and (vi) to advise the other of, in the case of UniSite, any changes that would be required in the UniSite Disclosure Schedule if the applicable representations and warranties set forth in Article 4 did not refer to the date of this Agreement. The provisions of this Section shall apply to all Subsidiaries of ATC and UniSite.

         (b) The parties shall cooperate with one another in the preparation of all Tax Returns, questionnaires, applications or other documents regarding any Taxes or transfer, recording, registration or other fees which become payable in connection with the Merger that are required to be filed on or before the Closing Date.

         (c) UniSite shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with ATC in order to enable ATC, at its sole discretion and expense, to have its independent accountants prepare the audited financial statements for UniSite described in
Section 7.2(g). UniSite will use its reasonable business efforts to ensure that such financial statements will have been prepared in accordance with GAAP applied on a basis consistent with the UniSite Financial Statements and will present fairly the financial condition, results of operation and cash flow of UniSite. Without limiting the generality of the foregoing, UniSite agrees that it will (i) consent to the use of such audited financial statements in any registration, proxy or information statement or other document filed by ATC or any of its Affiliates under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as ATC's independent accountants may reasonably request under the circumstances.

         6.3 Public Announcements. Until the Closing or the termination of this Agreement, each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other. Notwithstanding the foregoing, the parties acknowledge and agree that they may, without each other's prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case the issuing party shall use all reasonable efforts to consult with the other party and agree upon the nature, content and form of such press release or public statement.

         6.4 Notification of Certain Matters. Each party shall give prompt notice to the other of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be reasonably likely to cause (a) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect or (b) any failure by it to comply with or satisfy, or be able to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement in any material respect, such that, in any such case, one or more of the conditions of Closing would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the rights and remedies available hereunder to the party receiving such notice or the obligations of the party delivering such notice and shall not, in any event, affect the representations, warranties, covenants and agreements of the parties or the conditions to their respective obligations under this Agreement.

         6.5 Other Offers; No Solicitation.

         (a) UniSite agrees that it and its Subsidiaries, officers, employees, agents and representatives (including without limitation any investment bankers, brokers, financial advisors, finders, attorneys or accountants) (i) shall not, directly or indirectly, after the date hereof, (A) initiate or solicit any inquiries or the making of any proposal or offer with respect to an Alternative Transaction or that constitutes, or may reasonably be expected to lead to, an Alternative Transaction, or (B) engage or participate in any negotiations or otherwise cooperate or provide assistance (including by way of furnishing non-public information) relating to or in contemplation of an Alternative Transaction, (ii) have terminated any discussions or negotiations with, and the provisions of information or data (whether or not of a non-public nature) to any Person relating to or in contemplation of an Alternative Transaction, and (iii) have, or within two (2) days of the date of this Agreement will have, requested each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries and will not waive any "standstill" provision of any such, or any other agreement.

         (b) Nothing contained in this Agreement shall, except as hereinafter provided in this Section 6.5(b), prevent UniSite or its Board of Directors from at any time prior to the UniSite Stockholder Approval, if the Board of Directors of UniSite determines in good faith, after the advice of and consultation with legal counsel, that a written Alternative Transaction (A) would, if consummated, constitute a Superior Proposal, and (B) that (and only to the extent that) such action is necessary in order for the directors to comply with their fiduciary duties to UniSite's stockholders under Applicable Law, UniSite may (x) furnish non-public information with respect to UniSite to the Person who made such Alternative Transaction pursuant to a customary confidentiality agreement and
(y) participate in discussions and negotiations regarding such Alternative Transaction, but only if (A) UniSite has not breached and is not then in breach of its obligations under this Section, and (B) confidentiality arrangements on terms no less favorable to UniSite as those set forth in this Agreement are entered into with respect thereto; provided, however, that neither UniSite nor its Board of Directors shall, except as permitted by Section 6.5(c), propose to approve or recommend an Alternative Transaction.

         (c) The Board of Directors of UniSite shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to ATC, its approval or recommendation of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, an Alternative Transaction, or (iii) cause UniSite to enter into any letter of intent, agreement in principle, acquisition agreement or merger or other similar agreement with respect to an Alternative Transaction, unless (x) the UniSite Stockholder Approval has not been obtained,
(y) Board of Directors of UniSite shall have determined in good faith, after the advice of and consultation with legal counsel and UniSite's independent financial advisors, that (A) such action is necessary in order for the directors to comply with their fiduciary duties to UniSite's stockholders under Applicable Law, and (B) such Alternative Transaction is a Superior Proposal, and (z) UniSite shall be permitted to terminate, and shall have terminated, this Agreement pursuant to the provisions of paragraph (f) of Section 8.1.

         (d) UniSite shall promptly (but in any event within three (3) days) advise ATC orally and in writing of any Alternative Transaction or any inquiry relating to or contemplating an Alternative Transaction including any request for information, the material terms and conditions of such request, Alternative Transaction or inquiry and the identity of the person making such request, Alternative Transaction or inquiry.

UniSite will, to the extent reasonably practicable, keep ATC fully informed of the status and details (including amendments or proposed amendments) of any such request, Alternative Transaction or inquiry. ATC shall have the right, but shall not be obligated, within five (5) days after such notification (including of any material amendment or proposed amendment), to revise its offer to consummate the Merger and to communicate such revised offer in writing to UniSite. UniSite shall be obligated to consider any such revised offer in connection with its consideration of an Alternative Transaction.

         (e) If, prior to the UniSite Stockholder Approval, UniSite shall receive a firm, bona fide written proposal or proposals from any Person relating to an Alternative Transaction, and UniSite's Board of Directors shall determine in good faith, after the advice of and consultation with legal counsel and UniSite's independent financial advisors, that such Alternative Transaction (i) would, if consummated, constitute a Superior Proposal, and (ii) that termination of this Agreement and acceptance of such Alternative Transaction is necessary in order for the directors to comply with their fiduciary duties to UniSite's stockholders under Applicable Law, then UniSite shall, upon compliance with the provisions of Section 6.5(f) and if it has not breached, and is not then in breach of, this Section, terminate this Agreement pursuant to the provisions of
Section 8.1(f).

         6.6 Conduct of Business by UniSite Pending the Merger. Except as set forth in Section 6.6 of the UniSite Disclosure Schedule or as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless ATC shall otherwise consent in writing, UniSite shall, and, if applicable, shall cause each of its Subsidiaries to:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend its  Organic  Documents,
         (ii) split, combine or reclassify (whether by stock dividend or otherwise) its outstanding capital stock or issue or authorize the issue of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) declare, set aside, pay or make, or agree to declare, set aside, pay or make, any Distribution, whether in cash, stock, property or otherwise;

                  (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of UniSite Common Stock, other shares of capital stock, Convertible Securities or Option Securities, except pursuant to the conversion of outstanding Convertible Securities or the exercise of outstanding Option Securities;

                  (d) not (i) incur or become contingently liable with respect to any Indebtedness for Money Borrowed, other than Indebtedness for Money Borrowed (A) outstanding as of the date of this Agreement and (B) owed to ATC or one of its Subsidiaries pursuant to the UniSite Notes,
         (ii) redeem, purchase, acquire or offer or agree to redeem, purchase or acquire any shares of its capital stock, Convertible Securities or Option Securities, (iii) sell, lease, license, pledge, dispose of or encumber any properties or assets or sell any businesses other than (x) non material assets in the ordinary course of business, (y) Permitted Liens or other Liens arising in accordance with the provisions of Indebtedness for Money Borrowed in effect on the date hereof and in accordance with its present terms, and (z) leases of towers and shelter space to third-party customers, or (iv) except in connection with the Omnipoint Acquisition, make any loans, advances or capital contributions to, or investments in, any other Person, except to officers and employees for travel, business or relocation expenses in the ordinary course of business;

                  (e) not enter into or agree to enter into any Restricted Transaction (or group of related Restricted Transactions), whether for its own account or for any other Person, other than (i) the construction of towers (x) pursuant to the Omnipoint Agreement, the AT&T Agreement or other BTS Agreements that have received the prior written approval of ATC, such approval not to be unreasonably withheld, delayed or conditioned, or (y) if such towers meet the Construction Guidelines or have otherwise been approved in writing by ATC, such approval not to be unreasonably withheld, delayed or conditioned, (ii) the acquisition of communication sites and towers and related businesses, if such acquisition has received the prior written approval of ATC, such approval not to be unreasonably withheld, delayed or conditioned, except that it shall be conditioned upon the receipt of Environmental Reports with respect to all such sites, and (iii) the Omnipoint Acquisition;

                  (f) use reasonable business efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

                  (g) confer on a regular and frequent basis with one or more representatives of ATC to report material operational matters and the general status of ongoing operations;

                  (h) not adopt, enter into, amend or terminate any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except as contemplated by the terms of this Agreement;

                  (i) maintain with financially responsible insurance companies insurance on the UniSite Assets and the UniSite Business in such amounts and against such risks and losses as are consistent with past practice;

                  (j) not make any Tax election that could reasonably be likely to have a material adverse effect on UniSite or settle or compromise any material Tax liability;

                  (k) cause Environmental Reports to be prepared with respect to all communication sites upon which Completed Towers or towers under construction at the Effective Time are located, except Completed Towers that are (i) described in Section 4.4(a) of the UniSite Disclosure Schedule, or (ii) that are acquired subsequent to the date of this Agreement, subject, however, to the provisions of Section 6.6(e);

                  (l) except in the ordinary course of business or pursuant to the Omnipoint Amendment, or except as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on UniSite, not modify, amend or terminate any agreement referred to in the definition of Required Consents or any other Material Agreement to which UniSite or any of its Subsidiaries is a party or by which any of the UniSite Assets may be bound or to which any of them may be subject or waive, release or assign any material rights or claims thereunder;

                  (m) not make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

                  (n) except in the ordinary course of business and in accordance with past procedures and policies, not enter into any Lease or other agreement with respect to any antennae site on any of its towers, whether presently owned or hereafter acquired by UniSite or any of its Subsidiaries;

                  (o) except as set forth in Section 4.14 of the UniSite Disclosure Schedules or the letter referred to in Section 6.14, (i) not grant to any executive officer or other key employee of UniSite or any of its Subsidiaries any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under Benefit Arrangements set forth in Section
         4.14 of the UniSite Disclosure Schedule, (ii) not grant to any such executive officer any increase in severance or termination pay, except as was required under any Benefit Arrangements set forth in Section
         4.14 of the UniSite Disclosure Schedule, (iii) not adopt or amend any Plan or Benefit Arrangement (including change any actuarial or other assumption used to calculate funding obligations with respect to any Plan, or change the manner in which contributions to any Plan are made or the basis on which such contributions are determined) and (iv) except in the ordinary course, not enter into, amend in any material respect or terminate any Governmental Authorization, material Private Authorization or Contract;

                  (p) not voluntarily take or permit to be taken any action which if taken between the end of its most recent fiscal quarter and prior to the date of this Agreement would have been required to be noted as an exception on Section 4.16 of the UniSite Disclosure Schedule, other than pursuant to the conduct of its business in the ordinary and usual course of business and consistent with past practice; and

                  (q) not authorize or enter into any agreement that would violate any of the foregoing.

In the event that UniSite or any of its Subsidiaries desires to take any of the actions prohibited by the provisions of this Section, it shall give prompt written notice to ATC, referring to the provisions of this Section. In the event that ATC does not object to the taking of such action within ten (10) business days of receipt of such notice and all material information requested by ATC with respect thereto, UniSite or any of its Subsidiaries shall have the right to take such action. ATC's failure to object to the taking of any such action shall not, in any event, relieve UniSite from the obligation to comply with the provisions of this Agreement and shall not be deemed to be a waiver of any condition of ATC's obligations to consummate the Merger set forth in Section
6.2. Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, UniSite shall not amend, modify or terminate, or permit the termination of, the GTE Management Agreement or the Omnipoint Agreement, without the express prior written approval of ATC, in its sole and absolute discretion.

         6.7 Preliminary Title Reports. As promptly as practicable after the execution of this Agreement, UniSite shall, at its cost and expense, deliver or cause to be delivered to ATC a standard preliminary title report (the "Title Report") dated within one hundred and fifty (150) days of the date of this Agreement issued by a nationally recognized title company or companies with respect to each parcel of real property owned or leased by UniSite or, if applicable, any of its Subsidiaries.

         6.8 Environmental Site Assessments. As promptly as practicable after the execution of this Agreement, ATC may, but shall not be obligated, at its own cost and expense obtain, and deliver to UniSite full and complete copies of, Environmental Reports on any or all of those certain parcels of real property owned or leased by UniSite on which any tower presently exists. ATC understands that UniSite will, pursuant to the provisions of Section 6.6(k), be obtaining, and UniSite agrees to deliver to ATC full and complete copies of, Environmental Reports. Except to the extent that UniSite is obligated pursuant to site acquisition agreements or commitments presently in effect, site assessments for both such categories of Environmental Reports shall be conducted by such consultants and professionals as ATC and UniSite shall mutually agree and shall be arranged at times mutually convenient to the parties. To the extent reasonably feasible, each of UniSite and ATC shall be entitled to have representatives present at the time such site assessments are conducted, and to have copies of all correspondence with the Persons conducting the site assessments and preparing the Environmental Reports. ATC shall:

                  (a) prior to the later to occur of (i) the expiration of the due diligence period referred to in Section 10.16, and (ii) five (5) business days of the delivery of an Environmental Report required to be obtained by UniSite pursuant to the provisions of Section 6.6(k), advise UniSite in writing as to any objections to the matters revealed in such Environmental Report; to the extent that ATC has failed to so advise UniSite, ATC shall be deemed to have waived the condition set forth in Section 7.2(f); and

                  (b) prior to the expiration of the due diligence period referred to in Section 10.16, advise UniSite in writing as to any objections to the matters revealed in any Environmental Report ordered by it pursuant to the provisions of this Section; to the extent that ATC has failed to (i) order an Environmental Report with respect to any site presently owned by UniSite on which there is a Completed Tower, or
         (ii) so advised UniSite as to any objections, ATC shall be deemed to have waived the condition set forth in Section 7.2(f).

         6.9 Interim Financing for UniSite; ATC Commitment.

         (a) ATC agrees to provide interim debt financing to UniSite in an aggregate principal amount not to exceed $50.0 million (or with the approval of ATC, such approval not to be unreasonably withheld, delayed or conditioned, not to exceed $60.0 million) as from time to time requested by UniSite on not less than three (3) business days notice to ATC. Any such financing shall be advanced against a secured note substantially in the form attached hereto as Exhibit B and made a part hereof (the "UniSite Notes") and shall be secured by a security agreement substantially in the form attached hereto as Exhibit C and made a part hereof (the "UniSite Security Agreement"). UniSite shall use the proceeds of the sale of the UniSite Notes to ATC hereunder solely (i) to repay the existing Indebtedness for Money Borrowed to banks and other financial institutions, (ii) to complete the development of new communication sites and capital improvements to its existing communication sites, (iii) to finance the acquisition of new communication sites and related assets that have been approved by ATC pursuant to, or are permitted by, the provisions of Section 6.6, (iv) to guaranty UniSite's performance of the Omnipoint Agreement and any agreement referred to in the plan contemplated by Section 6.14, and (v) for other general corporate purposes. The parties acknowledge that, simultaneously with the execution and delivery of this Agreement, (x) UniSite has executed and delivered the UniSite Note to ATC, (y) UniSite and ATC have executed and delivered the Security Agreement, and (z) ATC has advanced funds to repay the existing Indebtedness for Money Borrowed to banks and other financial institutions, plus $10.0 million for the purpose described in clause (iii) and $15.0 million for the purposes described in clauses (ii) and (v) of this Section.

         (b) ATC agrees, at the written request of UniSite, and following the expiration or earlier termination of the Hart-Scott-Rodino Act filing period, to complete or cause to be completed one or more towers pursuant to the Omnipoint Agreement, in which event any such towers shall not be deemed to be Completed Towers and shall be owned by ATC or one of its Subsidiaries.

         6.10 Solicitation of Employees. Each of ATC and UniSite agrees that neither it nor any of its Affiliates will, for a period of twelve (12) months from the date this Agreement is terminated, solicit or actively seek to hire any individual who during such period is employed by ATC or any of its Affiliates or UniSite or any of its Affiliates, as the case may be, whether or not such individual would commit breach of such individual's employment agreement or contract in leaving such employment; provided, however, that the foregoing shall not prevent ATC or UniSite (or any of their respective Affiliates) from soliciting or actively seeking to hire any such key employee who (i) initiates employment discussions with it, (ii) is not employed by ATC or UniSite, or any of their respective Affiliates, as the case may be, on the date UniSite or ATC (or any of their respective Affiliates), as the case may be, first solicits such key employee, or (iii) is solicited through general advertisement, including without limitation on the Internet.

         6.11 Director and Officer Liability and Indemnification. For a period of six (6) years after the Closing, ATC shall not, and shall not permit ATI or any of its Subsidiaries, including without limitation UniSite, to amend, repeal or modify any provision in ATI's or any of its Subsidiaries certificate of incorporation or bylaws relating to the exculpation or indemnification of former officers and directors (unless required by Law), except that prior to the Effective Time, ATI's certificate of incorporation shall be amended to provide the maximum exculpation permitted by Section 102(b) of the DCL and to provide for mandatory advancement of expenses, it being the intent of the parties that the officers and directors of ATI and its Subsidiaries, including without limitation UniSite, prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under Applicable Law; provided, however, that notwithstanding the foregoing, ATI and its Subsidiaries may be merged with one or more Entities so long as substantially equivalent exculpation and indemnification provisions are maintained. ATC will cause to be maintained for a period of not less than six (6) years from the Effective Time UniSite's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of UniSite on the date of this Agreement or at the Effective Time, so long as the annual premium therefor would not be in excess of one hundred fifty percent (150%) of the current premium. If any then existing D&O Insurance expires, is terminated or canceled during such six-year period, ATC will use its reasonable best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of one hundred fifty percent (150%), on terms and conditions no less advantageous to the covered Persons than the then existing D&O Insurance. Notwithstanding the foregoing, ATC or its Subsidiaries may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of ATC and its Subsidiaries, including without limitation UniSite, so long as the terms thereof are, in the aggregate, not materially less favorable to the covered individual than the UniSite policy terms.

         6.12 UniSite Software Expertise.

         (a) Promptly after the execution and delivery of this Agreement, UniSite agrees that it will (a) make available, from time to time prior to the Closing upon the request of ATC, officers and other employees involved in the management information systems and computer software operations of UniSite (including without limitation Robert Mowery) to consult with and assist ATC personnel in installing and using any and all of UniSite's management information systems and computer software (collectively, the "UniSite Software"), and (b) grant to ATC a perpetual non-exclusive royalty-free (except as hereinafter in this Section provided) license (which license shall, except as otherwise provided in Section 6.12(b)) survive the termination of this Agreement) to use (including the right to make copies of) the UniSite Software in the ordinary course of ATC's tower business, to the extent that UniSite has rights therein, UniSite covenanting and agreeing to use its reasonable best efforts to secure any third party consents required to comply with the provisions of this

Section. Such perpetual non-exclusive royalty-free license shall include a right to all updates, improvements and modifications of the UniSite Software made from time to time by UniSite or any of its Affiliates, including without limitation following the termination of this Agreement (except as otherwise provided in Section 6.12(b)). Such officers and other employees shall be made available by UniSite (i) at such location or locations as ATC shall, from time to time (including subsequent to the termination of this Agreement, except as otherwise provided in Section 6.12(b)), reasonably request, (ii) at no cost or expense to ATC, other than the reimbursement by ATC of all of UniSite's reasonable direct out-of-pocket costs and expenses (which shall not, in any event, include wages, salaries, fringe benefits or similar expenses), and (iii) in a manner so as not to interfere unreasonably with the performance by such officers and other employees of their duties and responsibilities to UniSite. Unless and until the Merger is consummated, ATC shall not alter, amend, modify, reverse engineer, integrate (unless it is able to disintegrate it should ATC not become entitled to retain rights with respect to the UniSite Software pursuant to the provisions of Section 6.12(b)), decompile, disassemble or decode any of the UniSite Software. ATC shall comply with the terms and conditions of any license granted to UniSite by third parties pertaining to the UniSite Software of which UniSite has advised ATC in writing. Nothing contained herein shall be construed as obligating UniSite to maintain, update, improve, or modify the UniSite Software, except as it may elect to do so in its sole discretion for its own benefit and use in the ordinary course of its tower business, subject, however, to ATC's rights to use such maintained, updated, improved or modified UniSite Software pursuant to the provisions of this Section.

         (b) In the event this Agreement is terminated, the following provisions shall govern ATC's rights with respect to the UniSite Software:

                  (i) In the event this Agreement is terminated pursuant to the provisions of paragraph (c) of Section 8.1, and such termination is the result of a willful or intentional default or willful or intentional breach by ATC, ATC shall have no further rights to the UniSite Software and shall surrender all copies of the UniSite Software and the license referred to in Section 6.12(a) shall terminate and be of no further force and effect;

                  (ii) In the event this Agreement is terminated pursuant to the provisions of (x) paragraph (d) of Section 8.1, and such termination is the result of a willful or intentional default or willful or intentional breach by UniSite, or (y) paragraph (e) or (f) of Section 8.1, ATC shall have the right to retain its rights to the UniSite Software and the license set forth in Section 6.12(a) without the requirement of its making any payment to UniSite; and

                  (iii) In the event this Agreement is terminated for any other reason, including without limitation pursuant to the provisions of paragraphs (a), (b), (c) (for other than a willful or intentional default or willful or intentional breach) or (d) (for other than a willful or intentional default or willful or intentional breach) of
         Section 8.1, or Section 10.15 or 10.16, ATC shall have the right to retain its rights to the UniSite Software set forth in Section 6.12(a) without the requirement of its making any payment to UniSite; provided, however, that if Omnipoint has not executed and delivered the Omnipoint Amendment or an amendment to the Omnipoint Agreement on terms substantially as least as favorable to UniSite in the aggregate as the Omnipoint Amendment the following provisions shall apply:

                           (x) if no amendment to the  Omnipoint  Agreement  has
                  been executed and delivered by Omnipoint, ATC shall have the right to retain its rights to the UniSite Software set forth in Section 6.12(a) by the payment to UniSite of the sum of $15.0 million; and

                           (y) if Omnipoint has executed and delivered an amendment to the Omnipoint Agreement but it is not on terms substantially at least as favorable in the aggregate to UniSite as the Omnipoint Amendment (and including in any event financing from ATC), ATC shall have the right to retain its rights to the UniSite Software set forth in Section 6.12(a) by the payment to UniSite of the excess of (I) $15.0 million (which the parties agree is the value to UniSite of the Omnipoint Amendment) and (II) the value of such amendment as agreed to by the parties or, in the event they are unable to agree upon its value within ten (10) business days of good faith negotiation, as determined by CSFB whose determination shall be binding and conclusive on the parties.

         (c) UniSite agrees that it will, promptly upon the written request of ATC, including prior to the Effective Time, execute and deliver to ATC an assignment and license agreement, in form, scope and substance reasonably satisfactory to ATC, setting forth the terms and conditions of this Section.

         6.13 Stockholder Approval. UniSite will establish the date of this Agreement as the record date for, and duly call, give notice of, convene and hold a meeting of its stockholders (the "UniSite Stockholders Meeting") for the purpose of obtaining the approval and adoption of this Agreement and the approval of the Merger by the UniSite stockholders in accordance with the DCL and other Applicable Law and the Organic Documents of UniSite (the "UniSite Stockholder Approval"). In lieu of calling such a meeting, UniSite may solicit written consents of the UniSite stockholders in accordance with the DCL and other Applicable Law and the Organic Documents of UniSite. UniSite covenants and agrees that the UniSite Stockholders Meeting will be held, or written consents evidencing UniSite Stockholder Approval will be obtained, no later than July 12, 1999. UniSite will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and approval of the Merger, subject to the provisions of Section 6.5.

         6.14 UniSite Compensation Plan. UniSite will, as soon as practicable following the date hereof, establish a management incentive and retention plan substantially on the terms and conditions set forth in the letter heretofore delivered by UniSite to ATC.

         6.15 Structural Reports. As promptly as practicable after the execution of this Agreement, ATC may, but shall not be obligated, at its own cost and expense, obtain a report (the "Structural Reports") with respect to each of the components of the Completed Towers of such structural engineers as are reasonably satisfactory to ATC with respect to (i) the structural soundness and operating condition of the Completed Towers, (ii) compliance of the Completed Towers with all Applicable Laws, Governmental Authorizations and Private Authorizations, and (iii) any required structural or other material repairs. To the extent ATC fails to initiate and diligently pursue such efforts (and with respect to existing Completed Towers complete) within the due diligence day period referred to in Section 10.16 (except for Towers not then owned or Towers then under construction by UniSite), it shall be deemed to have waived the condition set forth in Section 7.2(l). Prior to the expiration of the due diligence period referred to in Section 10.16, ATC shall advise UniSite in writing as to any objections to the matters revealed in any Structural Report ordered by it pursuant to the provisions of this Section; to the extent that ATC has failed to so advise UniSite as to any objections, ATC shall be deemed to have waived the condition set forth in Section 7.2(l).


                                    ARTICLE 7

                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of Each Party. The respective obligations of each party to consummate the Merger shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse condition in connection with, the consummation of the Merger, it being understood and agreed that a written request by any Authority for information with respect to the Merger, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a Legal Action pending before any such Authority;

                  (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

                  (c) Except with respect to the Hart-Scott-Rodino Act (which is addressed in Section 7.1(b)), all authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings (other than those referred to in Section 2.3), submissions, registrations, notices or declarations required to be made by any of the parties with any Authority, prior to the consummation of the Merger, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, submissions, registrations, notices or declarations the failure to obtain or make would not have a material adverse effect on UniSite; and

                  (d) The UniSite Stockholder Approval shall have been obtained.

         7.2 Conditions to Obligations of ATC and ATI. Except as otherwise specifically set forth in paragraphs (d), (f), (j) and (l) of this Section, the obligation of ATC to cause ATI to, and of ATI to, consummate the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, by ATC and ATI to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATC and its counsel, and ATC and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) UniSite shall have furnished ATC and, at ATC's request, any bank or other financial institution providing credit to ATC, with a favorable opinion, dated the Closing Date, of Holland & Knight LLP, counsel for UniSite, substantially to the effect stated in Exhibit D and made a part hereof, and with respect to such other matters arising after the date of this Agreement as ATC or its counsel may reasonably request;

                  (c) (i) The representations and warranties of UniSite contained in this Agreement (other than those contained in Sections 4.20) or otherwise made in writing by or on behalf of it or any of them pursuant hereto or otherwise made in connection with the Merger shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except

         (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and will not have a material adverse effect on UniSite; provided, however, that for the purpose of this clause (y) representations and warranties that are qualified as to materiality (including by reference to "material adverse effect") shall not be deemed to be so qualified;
         (ii) the representations and warranties of UniSite set forth in Section
         4.20 shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; provided, however, any untruth shall be disregarded for purposes of this Section 6.2(c) if, by adjusting the Merger Consideration at Closing, the untruth is rendered harmless and such adjustment either does not require the approval of the UniSite stockholders, or such approval has been obtained, in accordance with the DCL; (iii) each and all of the agreements and covenants to be performed or satisfied by UniSite hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and (iv) UniSite shall have furnished ATC with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATC or its counsel shall have reasonably requested;

                  (d) All (i) Required Consents shall have been obtained; provided, however, that ATC's sole remedy in the event (i) UniSite fails to obtain any Required Consent and (ii) ATC and UniSite are unable to negotiate (which they agree to do in good faith for a period of five (5) business days) a mutually agreeable reduction in the Merger Consideration designed to "make ATC whole" for the failure of this condition to be satisfied, is to reduce the Merger Consideration by an amount equal to the decrease (but in no event more than $300,000 for each affected tower) in value of the affected towers as determined by CSFB whose determination shall be binding and conclusive on the parties, and (ii) all other authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Merger, including without limitation those required in order for ATI to continue to own all of the UniSite Assets and continue to operate the UniSite Business as conducted immediately prior to the Closing shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement that has had or could have a material adverse effect on UniSite;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have been, and there shall not reasonably be expected to be (including without limitation by reason of giving pro forma effect to (a) any failure of the representations and warranties of UniSite to be true and correct as provided in Section 7.2(c), (b) any failure to obtain the authorizations, consents, waivers, orders, approvals, filings, submissions, registrations, notices or declarations provided for in Section 7.1(c) and 7.2(d), (c) any Legal Action of a nature referred to in Section 7.2(h), or (d) any failures of a nature referred to in Section 7.2(l)) a material adverse change in UniSite from that reflected in the most recent UniSite Financial Statements;

                  (f) The Environmental Reports prepared pursuant to the provisions of Section 6.8 shall not raise questions of potential liability that were not set forth in Section 4.19 of the UniSite Disclosure Schedule (including having been set forth in the Environmental Reports listed therein) and that, when taken in conjunction with any Event or Events that have occurred subsequent to the date hereof, individually or in the aggregate, have had or could have a material adverse effect on UniSite, or would cause the representations and warranties of UniSite set forth in Section 4.19 (without regard to knowledge) to be inaccurate or incomplete in any material respect; provided, however, that ATC's sole remedy in the event (i) UniSite fails to obtain satisfy this condition and (ii) ATC and UniSite are unable to negotiate (which they agree to do in good faith for a period of five (5) business days) a mutually agreeable reduction in the Merger Consideration designed to "make ATC whole" for the failure of this condition to be satisfied, is to reduce the Merger Consideration by an amount equal to the decrease in value of UniSite as determined by CSFB whose determination shall be binding and conclusive on the parties; provided further, however, in the event such decrease is more than $15.0 million UniSite shall have the right not to proceed with the Closing unless ATC were willing to a decrease of not more than $15.0 million;

                  (g) ATC shall have received from its independent accountants a letter to the effect that they could issue an unqualified report (as to scope, access to books and records, and management cooperation) on the financial statements (consisting of a balance sheet for the fiscal year ended December 31, 1999, and statements of operations and cash flow for the three (3) years then ended) of UniSite which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act;

                  (h) As of the Closing  Date,  except as otherwise set forth in
         Section 4.6(a) of the UniSite Disclosure Schedule, no Legal Action shall be pending before any Authority (i) that could, individually or in the aggregate, in the reasonable business judgment of ATC based upon the advice of counsel, have a material adverse effect on UniSite, or
         (ii) insofar as it relates to the Merger, seeking the potential divestiture by ATC of any material portion of the assets of ATC or UniSite;

                  (i) Each of the UniSite stockholders shall have executed and delivered to ATC a certificate of non-foreign status, substantially in the form attached hereto as Exhibit E and made a part hereof (the "Non-Foreign Ownership Certificates"), it being understood, however, that ATC and ATI shall not have the right to refrain from consummating the Merger in the event all of such certificates shall not have been delivered but only to take the action contemplated by Section 3.2(f) with respect to any UniSite stockholder who does not deliver a Non-Foreign Ownership Certificate;

                  (j) ATC shall have received, at its expense, a commitment to issue standard ALTA title insurance policies insuring UniSite's and, if applicable, each of its Subsidiaries' fee and leasehold interest in the parcels of land on which any Completed Tower or any tower under construction is located and the improvements located thereon and the Title Report shall not disclose any exception, other than Permitted Liens and Liens, if any, set forth on Section 4.4(a) of the UniSite Disclosure Schedule to which ATC shall not have objected pursuant to the provisions of Section 10.15, and no Event or Events shall have occurred subsequent to the date hereof, which, individually or in the aggregate, would cause the representations and warranties of UniSite set forth in Section 4.4(a) (without regard to knowledge) to be inaccurate or incomplete in any material respect; provided, however, that ATC's sole remedy in the event (i) UniSite fails to satisfy this condition and (ii) ATC and UniSite are unable to negotiate (which they agree to do in good faith for a period of not more than five days) a mutually agreeable reduction in the Merger Consideration designed to "make ATC whole" for the failure of this condition to be satisfied, is to reduce the Merger Consideration by an amount equal to the decrease (but in no event more than $300,000 for each affected tower) in value of the affected towers as determined by CSFB whose determination shall be binding and conclusive on the parties;

                  (k) Except as set forth in Section 3.1, all Convertible Securities and Option Securities of UniSite, if any, outstanding immediately prior to the Closing, other than those, if any, owned by any Subsidiary of UniSite, shall be canceled and, from and after the Closing, shall no longer be of any force or effect;

                  (l) The Structural Reports, if any, shall indicate that each of the Completed Towers (i) is structurally sound and in good operating condition, (ii) is in compliance with all Applicable Laws, Governmental Authorizations and Private Authorizations, and (iii) does not require any structural or other material repairs, except where the failure of the Completed Towers to meet the preceding standards would not, individually or in the aggregate, have a material adverse effect on UniSite; provided, however, that ATC's sole remedy in the event (i) UniSite fails to satisfy this condition and (ii) ATC and UniSite are unable to negotiate (which they agree to do in good faith for a period of not more than five days) a mutually agreeable reduction in the Merger Consideration designed to "make ATC whole" for the failure of this condition to be satisfied, is to reduce the Merger Consideration by an amount equal to the decrease (but in no event more than $300,000 for each affected tower) in value of the affected towers as determined by CSFB whose determination shall be binding and conclusive on the parties;

                  (m) Daniel P. Behuniak shall have executed and delivered to ATC an agreement substantially in the form attached hereto as (i) Exhibit F-1 and made a part hereof (the "ATC [Employment][Consulting] Agreement") and (ii) Exhibit F-2 and made a part hereof (the "ATC Noncompetition Agreement"); and

                  (n) Each of the employment agreements listed in Section 4.14 of the UniSite Disclosure Schedule and each of the related transactions, if any, listed or described in Section 4.8 of the UniSite Disclosure Schedule shall have been terminated by UniSite, except that any noncompetition provisions, whether contained in those agreements or in separate agreements, shall remain in effect, or amended on the terms and conditions reasonably satisfactory to ATC, in each case, at no cost or expense to ATC, except as provided in the definition of Working Capital.

         7.3 Conditions to Obligations of UniSite. The obligation of UniSite to consummate the Merger shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, by UniSite to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to UniSite and its counsel, and UniSite and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) ATC shall have furnished UniSite, with a favorable opinion, dated the Closing Date, of Sullivan & Worcester LLP, counsel for ATC, substantially in the form attached hereto as Exhibit I and made a part hereof, and with respect to such other matters arising after the date of this Agreement as UniSite or its counsel may reasonably request;

                  (c) The representations and warranties of ATC and ATI contained in this Agreement (other than those contained in Section 5.5) or otherwise made in writing by them or on their behalf pursuant hereto or otherwise made in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date, except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have a material adverse effect on ATC; provided, however, that for the purpose of this clause (y) representations and warranties that are qualified as to the materiality (including by reference to "material adverse effect") shall not be deemed to be so qualified; (ii) the representations and warranties of ATC set forth in Section 5.5 shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date; provided, however, any untruth shall be disregarded for purposes of this Section 6.3(c) if, by adjusting the Merger Consideration at Closing, the untruth is rendered harmless; (iii) each and all of the agreements and covenants to be performed or satisfied by ATC or ATI hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and (iv) ATI shall have furnished UniSite with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as UniSite or its counsel shall have reasonably requested;

                  (d) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in ATC from that reflected in the most recent ATC Financial Statements;

                  (e) As of the Closing Date, no Legal Action shall be pending before any Authority which could, individually or in the aggregate, in the reasonable business judgment of UniSite based upon the advice of counsel, be reasonably expected to have a material adverse effect on ATC;

                  (f)  ATC  shall   have   executed   and   delivered   the  ATC
         Noncompetition Agreements;

                  (g) ATI's certificate of incorporation and bylaws shall have been amended as provided in Section 6.11; and

                  (h) UniSite shall have received an opinion, addressed to it and dated the date of this Agreement, of CSFB to the effect that, as of such date, the Merger Consideration is fair to the UniSite stockholders from a financial point of view.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time only pursuant to the following provisions:

                  (a)      by mutual consent of UniSite and ATC; or

                  (b) by ATC or UniSite if any permanent injunction, decree or judgment of any Authority preventing consummation of the Merger shall have become final and nonappealable; or

                  (c) by  UniSite in the event (i)  UniSite  is not in  material breach of this Agreement and none of its or any of their representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in Section 7.2(c) not to be satisfied, and (ii) either (A) the Termination Date has occurred without the consummation of the Merger, or (B) ATC or ATI is in material breach of this Agreement or any of their representations or warranties shall have been or become and continue to be untrue in any manner that would cause the conditions set forth in Section 7.3(c) not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination Date; or

                  (d) by ATC in the event (i) neither ATC nor ATI is in material breach of this Agreement and none of their representations or warranties shall have become and continue to be untrue in any manner that would cause the condition set forth in Section 7.3(c) not to be satisfied, and (ii) either (A) the Termination Date has occurred without the consummation of the Merger, or (B) UniSite or any UniSite stockholder is in material breach of this Agreement or any of UniSite's or any UniSite stockholder's representations or warranties shall have been or become and continue to be untrue in any manner that would cause the conditions set forth in Section 7.2(c) not to be satisfied, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Merger by or beyond the Termination; or

                  (e) by ATC if (i) (A) the Board of Directors of UniSite shall have withdrawn, or adversely modified, or failed (upon ATC's request) to reconfirm its recommendation of the Merger or this Agreement (or determined to do so); (B) the Board of Directors of UniSite shall have determined to recommend to the UniSite stockholders that they approve an Alternative Transaction other than that contemplated by this Agreement or shall have determined to accept a Superior Proposal; (C) a tender or exchange offer that, if successful, would result in a Change of Control of UniSite and the Board of Directors of UniSite fails to recommend that the UniSite stockholders not tender their shares in such tender or exchange offer; (D) UniSite, for any reason, fails to call or hold the UniSite Stockholder Meeting (unless the UniSite Stockholder Approval has otherwise been obtained) prior to the Termination Date; or
         (E) UniSite shall have breached the provisions of Section 6.5, and (ii) UniSite enters into an agreement relating to an Alternative Transaction within one hundred eighty (180) days of the termination of this Agreement pursuant to the provisions of this paragraph (e) and subsequently consummates such Alternative Transaction or another Alternative Transaction with the Person (or any of its Affiliates) that is a party to such Alternative Transaction; or

                  (f) by UniSite pursuant to and in compliance with the provisions of Section 6.5(e); provided, however, that UniSite's right to terminate this Agreement under this paragraph (f) shall not be available if UniSite has breached or is then in breach of Section 6.5.

         The term "Termination Date" shall mean March 31, 2000 or such other date as the parties may, from time to time, mutually agree, or as otherwise extended pursuant to the provisions of this Section.

         The right of ATC or UniSite to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         In the event (i) UniSite desires to terminate this Agreement pursuant to the provisions of Section 8.1(c)(ii)(B), or ATC desires to terminate this Agreement pursuant to the provisions of Section 8.1(d)(ii)(B), it (the "Terminating Party") shall give written notice (the "Termination Notice") to the other party (the

"Alleged Breaching Party"), specifying (i) whether it believes the alleged breach, misrepresentation or default (the "Alleged Breach") constituting the basis of such termination is the result of a willful or intentional default or a willful or intentional breach by the Alleged Breaching Party, and (ii) in any event, specifying in reasonable detail the nature of the Alleged Breach. If the Alleged Breach is curable, the Alleged Breaching Party shall have a reasonable period, not exceeding thirty (30) days, to cure the Alleged Breach, whether or not such period extends beyond the Termination Date (which shall be deemed to be extended during such period). During such period, or in the event such Alleged Breach is not curable during the thirty (30) days following the delivery of the Termination Notice, whether or not such period extends beyond the Termination
Date (which shall be deemed to be extended during such period), the parties shall negotiate in good faith in an attempt to amend the terms of this Agreement, including without limitation the amount of the Merger Consideration, to compensate the Terminating Party for the Alleged Breach. In the event (x) the Alleged Breach is not cured within such period or curable, and (y) the parties are unable to agree upon an amendment to this Agreement, this Agreement shall be deemed to have been terminated pursuant to the Termination Notice as of its date and the provisions of Section 8.2(b) shall apply.

         8.2 Effect of Termination. Except as provided in Sections 6.1 (with respect to confidentiality), 6.3 and 10.2 and this Section, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any party, or any of their respective stockholders, officers or directors, to the other and all rights and obligations of any party shall cease; provided, however, that such termination shall not relieve any party from liability for any willful or intentional misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement. In the event this Agreement is terminated by:

                  (a) UniSite pursuant to the provisions of Section 8.1(c)(ii)(B), and such termination is the result of a willful or intentional default or a willful or intentional breach by ATC, UniSite shall be entitled to liquidated damages in the amount of $25,000,000, together with UniSite's reasonable fees and expenses, including without limitation, fees and expenses of its investment bankers, financial advisers, counsel, accountants, banks and other lenders and other consultants and agents;

                  (b) ATC pursuant to the provisions of Section 8.1(d)(ii)(B), and such termination is the result of a willful or intentional default or a willful or intentional breach by UniSite, ATC shall be entitled to liquidated damages in an amount equal to the sum of (i) $10,000,000 and
         (ii) the value of the Omnipoint Amendment which the parties agree is $15,000,000, together with ATC's reasonable fees and expenses, including without limitation, fees and expenses of its investment bankers, financial advisers, counsel, accountants, banks and other lenders and other consultants and agents;

                  (c) UniSite pursuant to the provisions of Section 8.1(c)(ii)(B), and such termination is not the result of a willful or intentional default or a willful or intentional breach by ATC, UniSite shall be entitled to liquidated damages in the amount of $1,000,000, representing the agreed upon amount of UniSite's reasonable fees and expenses, including without limitation, fees and expenses of its investment bankers, financial advisers, counsel, accountants, banks and other lenders and other consultants and agents;

                  (d) ATC pursuant to the provisions of Section 8.1(d)(ii)(B), and such termination is not the result of a willful or intentional default or a willful or intentional breach by UniSite, ATC shall be entitled to liquidated damages in an amount equal to the sum of $1,000,000, representing the agreed upon amount of ATC's reasonable fees and expenses, including without limitation, fees and expenses of its investment bankers, financial advisers, counsel, accountants, banks and other lenders and other consultants and agents; and

                  (e) ATC pursuant to the provisions of paragraph (e) of Section
         8.1 or UniSite pursuant to the provisions of paragraph (f) of Section 8.1, ATC shall be entitled to liquidated damages in an amount equal to the sum of (i) $7,500,000 and (ii) the value of the Omnipoint Amendment which the parties agree is $15,000,000, together with ATC's reasonable fees and expenses, including without limitation, fees and expenses of its investment bankers, financial advisers, counsel, accountants, banks and other lenders and other consultants and agents.

Notwithstanding the provisions of paragraphs (b) and (e) above, if Omnipoint has not executed and delivered the Omnipoint Amendment or an amendment to the Omnipoint Agreement on terms substantially at least as favorable in the aggregate to UniSite as the Omnipoint Amendment, the following provisions shall apply:

                  (i) if no amendment to the Omnipoint Agreement has been executed and delivered by Omnipoint, ATC shall not be entitled to, and there shall be excluded from liquidated damages the sum of $15.0 million specified in clause (ii) of paragraphs (b) or (e) above, as applicable; and

                  (ii) if Omnipoint has executed and delivered an amendment to the Omnipoint Agreement but it is not on terms substantially at least as favorable in the aggregate to UniSite as the Omnipoint Amendment (and including in any event financing from ATC), ATC shall be entitled to, and there shall be included in the liquidated damages specified in clause (ii) of paragraphs (b) or (e) above, as applicable, an amount equal to the value of such amendment as agreed to by the parties or, in the event they are unable to agree upon its value within ten (10) business days of good faith negotiation, as determined by CSFB whose determination shall be binding and conclusive on the parties.

         The parties agree that the amounts specified above shall constitute full payment for any and all damages suffered by the terminating party by reason of other party's failure to consummate the Merger for the reasons referred to therein. ATC and UniSite agree in advance that actual damages would be difficult to ascertain and that the rights of ATC and UniSite set forth in this Section are a fair and equitable amount to reimburse UniSite or ATC, as the case may be, for damages sustained due to ATC's or UniSite's failure to consummate the Merger for the reasons specified in this Section. Notwithstanding the foregoing, each party shall have the right to seek specific performance of this Agreement pursuant to the provisions of Section 10.4, and, if such breach relates to the provisions of Section 6.5, to the extent applicable, ATC shall have the rights set forth in that Section.

         Anything in this Section to the contrary notwithstanding, the parties agree that the provisions of Section 6.12 shall govern ATC's rights, if any, to the UniSite Software in the event of any termination of this Agreement.


                                    ARTICLE 9

                                    SURVIVAL

         The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing (unless any such covenant or agreement by its express terms in this Agreement does not so survive) and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The representations and warranties of the parties contained in or made pursuant to this Agreement or any Collateral Document shall not survive the Closing.


                                   ARTICLE 10

                               GENERAL PROVISIONS


         10.1 Waivers; Amendments. Changes in or additions to this Agreement may be made, or compli ance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the parties hereto. No delay on the part of either party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or default hereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection herewith.

         10.2 Fees, Expenses and Other Payments. All costs and expenses incurred in connection with any transfer taxes, sales taxes, recording or documentary taxes, stamps or other charges levied by any Authority in connection with this Agreement and the consummation of the Merger and all costs of the Environmental Reports referred to in Section 6.6(k) shall be borne by UniSite and reflected in Working Capital, all costs of Environmental Reports, Structural Reports and Title Policies ordered by ATC pursuant to the provisions of Sections 6.8, 6.15 and 7.2(j), respectively, shall be borne by ATC, all Hart-Scott-Rodino filing fees and expenses, if any, shall be borne by the party making such filing, and all other costs and expenses incurred in connection with this Agreement and the consummation of the Merger, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall, unless otherwise provided herein, be borne solely and entirely by the party that has incurred such costs and expenses. ATC acknowledges and agrees that it shall pay (a) the reasonable fees and expenses of CSFB and Fleet in connection with their acting as financial advisor to UniSite in connection with the Merger and a sale of high-yield debt securities, respectively, and (b) the costs of any Employment Arrangements described in Section 4.14 incurred by UniSite as a result of the consummation of the Merger, except to the extent such costs aggregate more than $2,000,000, and the costs associated with the compensation plan referred to in Section 6.14.

         10.3 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (a) five (5) business days after being mailed by first-class or express mail, postage prepaid, (b) the next day when sent overnight by recognized courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         (a)      If to ATC or ATI:

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph L. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575

                  with a copy to (which shall not constitute notice to ATC or ATI):

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to UniSite:

                  3450 Buschwood Park Drive
                  Suite 250
                  Tampa, Florida 33618
                  Attention: Daniel Behuniak, Chief Executive Officer Telecopier No.: (813) 915-3654

                  with a copy to (which shall not constitute notice to UniSite):

                  Holland & Knight LLP
                  400 North Ashley Drive
                  Suite 2000
                  Tampa, FL  33602
                  Attn: Michael L. Jamieson, Esq.
                  Telecopier No.: (813) 229-0134

         10.4 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 8, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the post ing of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting any party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or Applicable Law for such breach or threatened breach, including without limitation the recovery of damages; provided, however, that none of the parties shall pursue, and each party hereby waives, any punitive, incidental and
consequential   damages  arising
out of this Agreement (including without limitation damages for diminution in value and loss of anticipated profits).

         10.5 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         10.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts.

         10.7 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.8 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable Laws of the United States of America and the Laws of State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of Laws provision or rule that would cause the application of domestic substantive Laws of any other jurisdiction, except to the extent the DCL applies to the Merger. Anything in this Agreement to the contrary notwithstanding, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         10.9 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         10.10 Entire Agreement. This Agreement (together with the UniSite Disclosure Schedule, the exhibits hereto, and the other documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the parties, with respect to the subject matter hereof, including without limitation any previously executed confidentiality agreement, letter of intent or term sheet. Each of the parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the parties hereby acknowledges that (a) none of the parties has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (or such of the foregoing as are delivered at the Closing), (b) there are no covenants or agreements by or on behalf of any party or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement and the Collateral Documents, and (c) the parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and the Collateral Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND ANY COLLATERAL DOCUMENT, NONE OF THE PARTIES MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         10.11 Assignment. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to any party by operation of Law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATC and ATI may assign its rights and remedies hereunder to any bank or other financial institution that has loaned funds or otherwise extended credit to it.

         10.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 10.11.

         10.13 Mutual Drafting. This Agreement is the result of the joint efforts of UniSite, on the one hand, and ATC and ATI, on the other hand, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

         10.14 UniSite Stockholder Representatives. The UniSite stockholders are hereby deemed to appoint Mark Fowler, Richard Frisbee and Joel Shulman, as their representatives (each individually a "UniSite Stockholder Representatives" and all collectively, the "UniSite Stockholder Representatives") to act for them by way of majority vote of the UniSite Stockholder Representatives with respect to all matters relating to this Agreement, including without limitation (a) all determinations contemplated by Section 3.5, and (b)the amendment or modification of this Agreement or any of the Collateral Documents. A majority in interest of the UniSite stockholders may, from time to time, remove one or more of the UniSite Stockholder Representatives, and/or appoint additional UniSite Stockholder Representatives. The appointment of the UniSite Stockholder Representatives is coupled with an interest, is irrevocable (except as otherwise herein set forth), and shall not be revoked by the death, incompetency, liquidation, dissolution or bankruptcy of any

UniSite stockholder. No UniSite Stockholder Representative or any agent employed by any UniSite Stockholder Representative shall incur any liability to any UniSite stockholder by virtue of the failure or refusal of any UniSite Stockholder Representative for any reason to consummate the transac tions contemplated hereby or relating to the performance of his other duties hereunder, except for his own actions or omissions constituting fraud or bad faith.

         10.15    UniSite Disclosure Schedule.

         (a) UniSite will deliver to ATC, within fifteen (15) business days of the execution and delivery of this Agreement, the UniSite Disclosure Schedule and all other documents required to be delivered by UniSite pursuant to Article 4 of this Agreement. ATC shall have the right, for a period commencing upon its receipt of the UniSite Disclosure Schedule and each other document together with a letter from UniSite indicating that such delivery constitutes a "final and complete" delivery pursuant to this Section and terminating at 11:59 p.m., Eastern time, on the later of the forty-third (43rd) day following the date of this Agreement and the tenth (10th) business day following such receipt, (i) either to (x) terminate this Agreement, subject to the cure provisions set forth in Section 10.15(b), or (y) propose amendments to this Agreement, including without limitation an adjustment in the Merger Consideration, designed to "make it whole", if the UniSite Disclosure Schedule reveals any Event of which ATC was unaware as of the date of this Agreement, which unknown Events, individually or in the aggregate, would, in ATC's reasonable business judgment, make consummation of the Merger on the terms and conditions set forth in this Agreement not in the best interests of ATC and its stockholders, (ii) to object to Liens shown in Section 4.4(a) of the Disclosure Schedule that UniSite proposes to remain in effect at the Effective Time pursuant to the provisions of
Section 7.2(j).

         (b) In the event ATC desires to terminate this Agreement pursuant to the provisions of Section 10.15(a), it shall in its notice to UniSite specify in reasonable detail the reasons for such termination. If the reasons so specified relate to matters that are curable, UniSite shall have a reasonable period, not exceeding thirty (30) days, to effect such cure. In the event such cure is effected to the reasonable satisfaction of ATC within such period, ATC's termination of this Agreement shall be deemed to have been rescinded and of no further force and effect. In the event (i) the reasons so specified are not curable or (ii) UniSite is unwilling or unable to effect the cure in a timely manner, UniSite shall also have the right to propose amendments to this
Agreement,   including   without   limitation   an   adjustment  in  the  Merger
Consideration, designed to "make ATC whole". If ATC rejects any amendments proposed to this Agreement by UniSite pursuant to this Section or Sections 10.16(a) or 10.16(b), the parties shall promptly submit the matter to CSFB and request its recommendation of an appropriate resolution. ATC agrees to consider any CSFB recommendation in good faith and to rescind its termination if it considers such recession appropriate.

         (c) In the event (i) the reasons for termination by ATC were not curable or UniSite was unwilling or unable to effect the cure in a timely manner, or (ii) UniSite does not agree to the terms and conditions, if any, proposed by ATC pursuant to clause (ii) of Section 10.15(a), UniSite and ATC shall be obligated to negotiate in good faith with respect to resolving such matters. In the event ATC and UniSite do not agree in writing on the resolution of matters raised by any proposal made by ATC pursuant to clauses (i)(y) or (ii) of Section 10.15(a) or by UniSite pursuant to the provisions of Section 10.16(b) prior to the later of (x) the expiration of any cure period provided for in
Section 10.16(b) or (y) ten (10) business days after receipt by UniSite of any such proposal of ATC or, in the event ATC has not made any such proposal, receipt by ATC of any such proposal of UniSite, either party may, on or prior to five (5) business days following such later date, terminate this Agreement. In the event neither party shall have so terminated this Agreement, or, in the event ATC makes no proposal pursuant to the provisions of clauses (i)(y) or (ii) of Section 10.15(a), this Agreement shall continue in full force and effect.

         10.16    ATC Completion of Due Diligence.

         (a) On or prior to the forty-third (43rd) day following the date of this Agreement, ATC shall have completed its due diligence investigation (including, except as otherwise provided in Section 6.7, 6.8 or 6.15, Title
Reports, Environmental Reports and Structural Reports) of UniSite and the UniSite Assets and the UniSite Business. In the event its due diligence reveals any Event of which ATC was unaware as of the date of this Agreement, which unknown Events, individually or in the aggregate, would, in ATC's reasonable business judgment, make consummation of the Merger on the terms and conditions set forth in this Agreement not in the best interests of ATC and its stockholders ATC shall have the right, at any time prior to 11:59 p.m.,Eastern time, on the forty-third (43rd) day following the date of this Agreement either to (i) terminate this Agreement, subject to the cure provisions set forth in
Section 10.16(b), or (ii) propose amendments to this Agreement, including without limitation an adjustment in the Merger Consideration, designed to "make it whole".

         (b) In the event ATC desires to terminate this Agreement pursuant to the provisions of Section 10.16(a), it shall in its notice to UniSite specify in reasonable detail the reasons for such termination. If the reasons so specified relate to matters that are curable, UniSite shall have a reasonable period, not exceeding thirty (30) days, to effect such cure. In the event such cure is effected to the reasonable satisfaction of ATC within such period, ATC's termination of this Agreement shall be deemed to have been rescinded and of no further force and effect. In the event (i) the reasons so specified are not curable or (ii) UniSite is unwilling or unable to effect the cure in a timely manner, UniSite shall also have the right to propose amendments to this
Agreement, including without limitation an adjustment in the Merger Consideration, designed to "make ATC whole".

         (c) In the event (i) the reasons for termination by ATC were not curable or UniSite was unwilling or unable to effect the cure in a timely manner, or (ii) UniSite does not agree to the terms and conditions, if any, proposed by ATC pursuant to clause (ii) of Section 10.16(a), UniSite and ATC shall be obligated to negotiate in good faith with respect to resolving such matters. In the event ATC and UniSite do not agree in writing on the resolution of matters raised by any proposal made by ATC pursuant to clause (ii) of Section 10.16(a) or by UniSite pursuant to the provisions of Section 10.16(b) prior to the later of (x) the expiration of any cure period provided for in Section 10.16(b) or (y) ten (10) business days after receipt by UniSite of any such proposal of ATC or, in the event ATC has not made any such proposal, receipt by ATC of any such proposal of UniSite, either party may, on or prior to five (5) business days following such later date, terminate this Agreement. In the event neither party shall have so terminated this Agreement, or, in the event ATC does not terminate this Agreement, and makes no proposal, pursuant to the provisions of clause (ii) of Section 10.16(a), this Agreement shall continue in full force and effect.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                               American Tower Corporation


                               By:____________________________________
                                    Name:  James S. Eisenstein
                                    Title: Corporate Development Officer

                               ATI Merger Corporation


                               By:_____________________________________
                                    Name:  James S. Eisenstein
                                    Title: Corporate Development Officer

                               UniSite, Inc.


                               By:______________________________________
                                    Name:  Daniel P. Behuniak
                                    Title: President and Chief Executive Officer

                                                                      APPENDIX A

                                   DEFINITIONS

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of the relevant party, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Merger, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of UniSite and its Subsidiaries, if any, taken as a whole or ATC and its Subsidiaries, taken as a whole, as applicable, or (c) impair such party's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of such party under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or the tower communication sites business, shall not be deemed to constitute such a change, affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and (f) when used with respect to an individual, shall include any member of such individual's Immediate Family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the UniSite Disclosure Schedule, and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Alleged Breach shall have the meaning given to it in Section 8.1(a).

         Alleged Breaching Party shall have the meaning given to it in Section 8.1(a).

         Alternative Transaction shall mean any proposal or offer relating to a merger, consolidation, reorganization, tender offer, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any substantial portion of the assets of, or any issue, purchase or sale of equity securities of, or any transaction that would involve the Change of Control or potential Change of Control of, UniSite or any of its Subsidiaries, or any series of related transactions of the foregoing nature.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation those regulating the safety and structure of towers, the licensing and regulation of telecommunications transmissions and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         ATC shall have the meaning given to it in the Preamble.

         ATC [Employment][Consulting] Agreement shall have the meaning given to it in Section 7.2(m).

         ATC Financial Statements shall have the meaning given to it in Section 5.2.

         ATC Indemnified Parties shall have the meaning given to it in Section 9.2(a).

         ATC  Noncompetition  Agreement  shall have the  meaning  given to it in
Section 7.2(m).

         ATC SEC Documents shall have the meaning given to it in Section 5.2.

         ATC's knowledge (or words of similar import) shall mean the actual knowledge of any director or executive officer of ATC or ATI, as such knowledge exists on the date of this Agreement, after reasonable review of appropriate ATC and ATI records and after reasonable inquiry of appropriate ATC and ATI employees.

         ATI shall have the meaning given to it in the Preamble.

         AT&T Agreement shall mean the Site Acquisition Services Agreement, dated September 21, 1998, by and between UniSite and AT&T Wireless Services, Inc.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency or Entity, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, (g) any compensation policy and practice, and (h) any retirement benefit, including without limitation medical, dental, health, disability, hospitalization or life insurance or reimbursement agreement.

         Broadband wireless service provider shall mean any Entity providing wireless communications services generally to consumers, including PCS, SMR, ESMR and cellular services.

         BTS Agreement shall mean an agreement, other than the AT&T Agreement and the Omnipoint Agreement, pursuant to which UniSite would construct communication tower(s) that (a) have at least one broadband wireless service provider as a tenant pursuant to lease terms no less favorable to UniSite than those that UniSite currently enjoys in the region in which the towers are to be constructed, and (b) have the capacity to accommodate not less than four broadband wireless service providers.

         Certificate shall have the meaning given to it in Section 3.1.

         Change of Control shall mean the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), other than any existing UniSite stockholder, of twenty percent (20%) or more of the UniSite voting stock.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.


         Closing shall have the meaning given to it in Section 2.2.

         Closing Date shall have the meaning given to it in Section 2.2.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor Law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Documents shall mean the ATC Noncompetition Agreement, the Non-Foreign Ownership Certificates, the UniSite Notes, the UniSite Security Agreement, the Certificate of Merger, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered or required to be delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Completed Towers shall mean each tower owned, or subject to a capital lease with a nominal purchase price held, directly or indirectly by UniSite or any of its Subsidiaries that is fully operational and (a) whose acquisition is permitted or was approved by ATC pursuant to the provisions of Section 6.6, (b) was constructed by UniSite pursuant to the Construction Guidelines, (c) is owned by UniSite or any of its Subsidiaries on the date of this Agreement and listed in Section 4.4(a) of the UniSite Disclosure Schedule, or (d) was constructed by UniSite pursuant to the Omnipoint Agreement, the AT&T Agreement or a BTS Agreement approved by ATC pursuant to the provisions of Section 6.6.

         Confidential Information shall have the meaning given to it in Section 6.1(a).

         Construction Guidelines shall mean, with respect to any tower proposed to be constructed by UniSite, other than pursuant to the Omnipoint Agreement, the AT&T Agreement or a BTS Agreement approved by ATC pursuant to the provisions of Section 6.6, that such tower meets the following requirements: (a) such tower will be not less than 150 feet in height; (b) there is no competing tower existing, under construction or, to UniSite's or ATC's knowledge (as set forth in ATC's database and made available to UniSite by ATC), proposed to be constructed within one (1) mile of such tower; (c) based on UniSite's informed knowledge of the market in which such tower is proposed to be built and the prospective Broadband wireless activity in such market, it is reasonably certain that there is a reasonable demand then existing for Broadband wireless service provider leases in such market and that any lease of antennae space on such tower will provide for (i) minimum monthly rental of not less than $1,300 and preferably $1,500, (ii) annual rent escalators of not less than 3% and preferably 4%, (iii) a minimum term of not less than five (5) and preferably ten
(10) years, and (iv) other terms no less favorable to UniSite than those that UniSite currently enjoys in the region in which such tower is proposed to be built, and (d) such tower will have the capacity to accommodate not less than four Broadband wireless service providers.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which UniSite or any of its Subsidiaries is a party or to which UniSite or any of its Subsidiaries or any of the UniSite Assets is subject.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         CSFB shall have the meaning given to it in Section 4.18.

         DCL shall have the meaning given to it in Section 2.1.

         Disbursing Agent shall have the meaning given to it in Section 3.2(b).

         Dissenting Shares shall have the meaning given to it in Section 3.6(a).

         Distribution shall mean, with respect to any Person, (a) the declaration or payment of any dividend (except dividends payable in common stock of such Person) on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a Subsidiary of such Person, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary of such Person owned by a Person other than such Person or a Subsidiary of such Person, and (c) any other distribution on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary of such Person owned by a Person other than such Person or a Subsidiary of such Person.

         Effective Time shall have the meaning given to it in Section 2.3.

         Employment Arrangement shall mean, with respect to UniSite, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by UniSite or any of its Affiliates), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the UniSite Assets or the conduct of the UniSite Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C.
Section  1801 et seq.),  the Resource  Conservation  and Recovery Act (42 U.S.C.
Section 9601 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental  Report  shall  have the  meaning  given to it in Section
4.19.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with UniSite under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Excluded Liabilities shall mean any obligation or liability of UniSite or any of its Subsidiaries with respect to (a) unfunded pension costs as of the Effective time, (b) any Employment Arrangement (including without limitation any obligation to any UniSite Employee for severance benefits or vacation time or sick leave) with any UniSite Employee who is terminated by UniSite prior to the Effective Time or who does not become an employee of ATI or one of its Subsidiaries or who, having become such an employee, terminates his employment without cause within ninety (90) days of the Effective Time, and
(c) any of the agreements listed in the UniSite Disclosure Schedule under the heading "Nonassumed Contracts" .

         Fleet shall have the meaning given to it in Section 4.18.

         GAAP shall mean generally accepted accounting principles applied on a consistent basis, (i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service and the Federal Aviation Administration and the Federal Communications Commission, in connection with the ownership or operation of the UniSite Assets or the conduct of the UniSite Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         GTE Management Agreement shall mean the Wireless Communications Site Services Agreement between GTE Mobilnet Incorporated, GTE Mobile Communications Incorporated and Contel Cellular Inc., on the one hand, and UniSite, on the other hand, dated July 31, 1996.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Improvement Act of 1976, as from time to time in effect, or any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; or (b) that is defined as a "hazardous waste", "hazardous substance", "hazardous chemical", "pollutant or contaminant" or "solid waste" under any Environmental Law; or (c) gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, or natural gas; or (d) asbestos-containing materials ("ACM"), urea formaldehyde foam insulation polychlorinated biphenyls ("PCBs") and PCB-containing equipment, or isomer of dioxin, or any material or thing containing or composed of such substance or substances; or (e) radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces; or (f) any infectious organism or biological or medical waste; or (g) that is subject to any Environmental Law.

         Immediate Family shall mean, with respect to any individual, his or her spouses, past or present, children, parents and siblings, and any of the spouses of the foregoing, past or present, in all cases whether related by blood, by adoption or by marriage

         Indebtedness  for Money Borrowed  shall mean,  with respect to UniSite,
(i) money borrowed, (ii) indebtedness represented by notes payable and drafts accepted representing extensions of credit, (iii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iv) the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, (v) indebtedness upon which interest charges are customarily paid by such Person, and (vi) indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, in each case whether or not any such notes, drafts, obligations or indebtedness represents indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, licenses, permits, and applications with respect to any of the foregoing, technology and know-how and other Intellectual Property.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal precedent; or
(c) arbitrator's, mediator's or referee's award, decision, finding or recommendation.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto, and shall include without limitation all use or occupancy agreements.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to UniSite, any Contractual Obligation that (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $200,000 during any of the last three fiscal years, (ii) is not terminable on thirty (30) days or less notice without penalty or other payment of less than $50,000, or (iii) involves the leasing of space on any tower of UniSite, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of UniSite in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of UniSite during the current fiscal year, or (f) is with any Authority.

         MCI Agreement shall mean the Amended and Restated Site Sharing and Master License Agreement between MCI Telecommunications Corporation and UniSite, dated August 29, 1996.

         Merger shall have the meaning given to it in the first Whereas paragraph.

         Merger Consideration shall have the meaning given to it in Section 3.1.

         Merger Trust shall have the meaning given to it in Section 3.1.

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         Non-Foreign Ownership Certificate shall have the meaning given to it in
Section 7.2(i).

         Omnipoint  shall  mean  Omnipoint  Communications,   Inc.,  a  Delaware
corporation.

         Omnipoint Acquisition shall mean the acquisition by UniSite of ninety-five percent (95%) of the ownership interests in up to four Delaware limited liability companies described in Section 4.16 of the UniSite Disclosure Schedule.

         Omnipoint Agreement shall mean the Build Out Agreement, dated December 12, 1997, between UniSite and Omnipoint and certain Affiliated corporations, as heretofore amended (a true, correct and complete copy of which has heretofore been delivered by UniSite to ATC), relating to the construction by UniSite of not less than 300 towers on which Omnipoint and certain Affiliated corporations are obligated to lease antennae space.

         Omnipoint Amendment shall mean the amendment to the Omnipoint Agreement presently being negotiated among ATC, UniSite and Omnipoint, containing substantially the terms and conditions set forth in Exhibit H attached hereto and made a part hereof.

         Option Securities shall mean all stock appreciation rights, rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is an Entity other than a corporation, its agreement and certificate of partnership, any agreements among partners, operating agreement, management or similar agreements or other document governing formation, governance, distributions or sharing of profits and losses, including those among its owners.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Pension Plan shall mean a Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA.

         Permitted Liens shall mean (a) Liens for current Taxes not yet due and payable, and (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the UniSite Business.

         Person shall mean any natural individual or any Entity.

         personal property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by UniSite and used or useful as of the date hereof in the conduct of the business or operations of the UniSite Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         Preliminary Merger  Consideration shall have the meaning given to it in
Section 3.5.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to intellectual property.

         real property shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, rights-of-way, and other real property interest which are owned or used by UniSite as of the date hereof, in the operations of the UniSite Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Regulations shall mean the federal income Tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 6.1(a).

         Required Consents shall mean the obtaining by UniSite, on an unconditional basis, of all consents, approvals or other authorizations required to consummate the Merger and for the Surviving Corporation to continue to enjoy the benefits of all of the following agreements and leases, including that such Merger will not conflict with, and result in a breach or violation of, or constitute a default under, or permit the renegotiation of any term or provision of or the acceleration of any obligation or liability in, or permit the termination of, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in or termination of, any of the following agreements or leases: (a) the Omnipoint Agreement, (b) the MCI Management Agreement, (c) the USPS Management Agreement,
(d) the GTE Management Agreement, (e) the AT&T Agreement, (g) any other material management or site service agreements, and (h) any ground lease pursuant to which UniSite leases land on which a Completed Tower or a tower under construction or proposed to be constructed is or will be located.

         Restricted Transaction shall mean any (i) acquisition or agreement to acquire, other than the Omnipoint Acquisition, (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or other business organization or division thereof or (y) any assets (other than in the ordinary course of business which for purposes of this definition does not include the acquisition or construction of towers or other communications sites and related assets and other business involved in the communications sites industry), or (ii) undertaking or agreement to undertake the construction of one or more communications towers.

         SEC shall mean the Securities and Exchange Commission and shall include any successor Authority.

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Software shall have the meaning given to it in Section 4.21.

         Structural Reports shall have the meaning given to it in Section 6.15.

         Subsidiary shall mean, with respect to a Person, any corporation a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if any Entity other than a corporation, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Superior Proposal shall mean an Alternative Transaction that the Board of Directors of UniSite determines in good faith, after the advice of and consultation with legal counsel and UniSite's independent financial advisors, contains terms and conditions, including the likelihood of consummation, that are materially more favorable from a financial point of view to the UniSite stockholders than those set forth in this Agreement (as ATC may have proposed to amend it pursuant to the provisions of Section 6.5(d)).

         Surviving  Corporation  shall have the  meaning  given to it in Section
2.1.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any Tax items such as investment Tax credits), alternative or add-on minimum Tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit Tax, custom, duty or other Tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to Tax or additional amount

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


imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition or collection of any Tax.

         Title Report shall have the meaning given to it in Section 6.7.

         Terminating Party shall have the meaning given to it in Section 8.1(a).

         Termination Date shall have the meaning given to it in Section 8.1(a).

         Termination  Notice  shall  have the  meaning  given  to it in  Section
8.1(a).

         Tower Construction Costs shall mean in respect of any tower, without duplication and to the extent not specifically recouped from or reimbursed by the tenant, the aggregate amount (including transportation costs) required to construct such tower at a site on which such tower is to be located, including all payments to general contractors, costs of zoning, building and other required permits, all site acquisition and development costs and expenses (including for a lighting system meeting the minimum specifications of the Federal Aviation Administration and any other applicable Authorities and the obtaining of Environmental Reports and Structural Reports to the extent actually paid by UniSite) and other indirect costs typically allocable to tower construction costs under GAAP; provided, however that Tower construction costs shall not include any financing costs, expenses and charges, including without limitation all capitalized interest, or any capitalized labor costs.

         Towers Under Construction shall mean any tower that UniSite is, as of the Effective Time, in the process of constructing (including without limitation those with respect to which it is in the process of doing site acquisition work) and that will, upon completion, be owned by it and leased to wireless service providers.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the Merger and the execution, delivery and performance of the Collateral Documents.

         UniSite shall have the meaning given to it in the Preamble.

         UniSite Assets shall have the meaning given to it in Section 4.4(a) and shall, if applicable, include without limitation, those of all of UniSite's Subsidiaries.

         UniSite Business shall have the meaning given to it in Section 4.4(a) and shall, if applicable, include without limitation, those of all of UniSite's Subsidiaries.

         UniSite  Class A Preferred  Stock shall have the meaning given to it in
Section 3.1.

         UniSite  Class B Preferred  Stock shall have the meaning given to it in
Section 3.1.

         UniSite  Class C Preferred  Stock shall have the meaning given to it in
Section 3.1.

         UniSite Common Stock shall have the meaning given to it in Section 3.1.

         UniSite Disclosure Schedule shall mean the UniSite Disclosure Schedule to be delivered by UniSite to ATC pursuant to the provisions of Section 10.15.

         UniSite Employees shall have the meaning given to it in Section 4.14.

         UniSite  Financial  Statements  shall have the  meaning  given to it in
Section 4.2.

         UniSite Notes shall have the meaning given to it in Section 6.9.

         UniSite Preferred Stock shall have the meaning given to it in Section 3.1.

         UniSite  Security  Agreement  shall  have  the  meaning  given to it in
Section 6.9.

         UniSite Shares shall have the meaning given to it in Section 3.1.

         UniSite Software shall have the meaning given to it in Section 6.12.

         UniSite Stock shall have the meaning given to it in Section 3.1.

         UniSite Stockholder Approval shall have the meaning given it in Section 6.13.

         UniSite Stockholder Meeting shall have the meaning given it in Section 6.13.

         UniSite Stockholder Representatives shall have the meaning given to it in Section 10.14.

         UniSite Warrants shall mean the warrants to purchase UniSite Common Stock issued in connection with the sale of UniSite's 13% Subordinated Accrual Notes due December 15, 2004.

         UniSite's knowledge (or words of similar import) shall mean the actual knowledge of any UniSite stockholder or any UniSite director or officer, as such knowledge exists on the date of this Agreement, after reasonable review of appropriate UniSite records and after reasonable inquiry of appropriate UniSite Employees.

         USPS Agreement shall mean the Amended and Restated Site Management Agreement between the United States Postal Service and UniSite, effective as of January 4, 1999.

         Working Capital shall mean, with respect to UniSite, the amount by which the current assets of UniSite and its Subsidiaries exceed (or are less than) the current liabilities (other than the principal amount of Indebtedness for Money Borrowed) of UniSite and its Subsidiaries, as determined in accordance with GAAP, consistently applied with the UniSite Financial Statements, except as hereinafter specifically set forth; provided, however, that notwithstanding the foregoing:

         (a) current assets shall be increased by an amount equal to the sum of:

                  (i) Tower Construction Costs actually paid by UniSite with respect to Towers Under Construction;

                  (ii) funds actually paid to (x) CSFB for acting as financial adviser to UniSite with respect to the subject matter of this Agreement, (y) Fleet, for acting as financial adviser to UniSite in connection with its sale of high-yield debt securities in an amount not in excess of $500,000 together with reimbursement of reasonable costs and expenses;

                  (iii) funds actually paid with respect to all severance, accrued vacation or other benefits payable to terminated UniSite Employees as a result of the Merger (other than those paid pursuant to the plan referred to in Section 6.14) to the extent they do not, together with the amounts accrued under clause (b)(i)(z) following, exceed $2,000,000; and

                  (iv) funds actually paid by UniSite subsequent to the date of this Agreement and prior to the Effective Time for Environmental Reports and Structural Reports on Completed Towers.

         (b) There shall be:

                  (i) excluded from current liabilities any accounts payable or accrued expenses incurred:

                           (v) by UniSite subsequent to the date of this Agreement and prior to the Effective Time for Environmental Reports and Structural Reports on Completed Towers.

                           (w) in  respect  of  Tower  Construction  Costs  with
                  respect to Towers Under Construction;

                           (x) subsequent to the date of this Agreement in respect of acquisitions of towers (so long as such acquisitions were approved by ATC in accordance with the provisions of Section 6.6);

                           (y) in respect  of (I) CSFB for  acting as  financial
                  adviser as described above, and (II) Fleet, for acting as financial adviser as described above in an amount not in excess of $500,000 (less any amount theretofore actually paid and reflected in clause (a)(iii)(y) immediately preceding), together with, without duplication, reimbursement of reasonable costs and expenses; and

                           (z) in respect of all severance,  accrued vacation or
                  other benefits payable to terminated UniSite Employees (other than those paid pursuant to the plan referred to in Section 6.14) to the extent they do not, together with amounts paid under clause (a)(iv) above, exceed $2,000,000; and

                  (ii) included in current liabilities an accrual with respect to the full amount of all costs and expenses required to be borne by UniSite pursuant to the provisions of this Agreement, including without limitation (x) those referred to in Section 10.2 (except amount paid under clause (a)(v) or excluded under clause (b)(i)(u) above), (y) all severance, accrued vacation or other benefits paid or payable (other than with respect to the plan referred to in Section 6.14) to all terminated UniSite Employees in excess of $2,000,000, whether or not required by GAAP (it being understood that reserves will be established for any such obligation not accounted for as a liability), and (z) all benefits payable pursuant to the plan referred to in Section 6.14 (it being understood that reserves will be established for any such obligation not accounted for as a liability); provided, however, that it is understood, and ATC hereby agrees, that the Surviving Corporation shall be responsible for (A) amounts payable to (I) CSFB for acting as financial adviser as described above, and (II) Fleet, for acting as financial adviser as described above in an amount not in excess of $500,000 together with reimbursement of reasonable costs and expenses, and (B) all severance benefits, accrued vacation or other benefits payable to terminated UniSite Employees (other than those paid pursuant to the plan referred to in Section 6.14) to the extent they do not, together with amounts paid under clause (a)(iv) above or excluded under clause (b)(i)(z) above, exceed $2,000,000.